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Filed pursuant to Rule 424(b)(5)
Registration Statement Number 333-183054

Prospectus Supplement
To the Prospectus Dated October 5, 2012

$70,000,000 Subordinated Notes

5.75% Subordinated Notes due September 1, 2024

        We are offering up to $70,000,000 principal amount of our 5.75% subordinated notes due 2024, which we refer to as the Subordinated Notes. The Subordinated Notes will mature on September 1, 2024 and bear interest at 5.75% per annum, payable semi-annually in arrears on March 1, and September 1of each year, commencing on March 1, 2015. The Subordinated Notes will not be redeemable by us prior to maturity unless certain special events occur as described under "Description of the Subordinated Notes-Redemption" in this prospectus supplement. There is no sinking fund for the Subordinated Notes. The Subordinated Notes will not be convertible or exchangeable.

        The Subordinated Notes are unsecured and will rank equally with all other unsecured subordinated indebtedness currently outstanding or issued in the future. The Subordinated Notes will be subordinated in right of payment to all of our senior indebtedness, and other specified company obligations. The Subordinated Notes will be structurally subordinate to all of our subsidiaries' existing and future indebtedness, including the deposit obligations of our subsidiary bank. The Subordinated Notes are obligations of Eagle Bancorp, Inc. only and are not obligations of, and are not guaranteed by, any of our subsidiaries.

        The Subordinated Notes will not be listed on any securities exchange. Currently, there is no public trading market for the Subordinated Notes.

	Per Subordinated Note(1)	Total

Public offering price	100.000%	$70,000,000

Underwriting discount	1.125%	$ 787,500

Proceeds to us, before expenses	98.875%	$69,212,500

(1)
Plus accrued interest, if any, from the original issue date.

        The underwriter expects to deliver the Subordinated Notes to purchasers in book-entry form through the facilities of The Depository Trust Company, or DTC, and its direct participants, against payment therefore in immediately available funds, on or about August 5, 2014.

        Investing in the Subordinated Notes involves risks. Please carefully read the "Risk Factors" beginning on page S-22 of this prospectus supplement and appearing in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Reports on Form 10-Q for a discussion of certain factors that you should consider before making your investment decision.

        Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of the Subordinated Notes or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The Subordinated Notes are not deposits, savings accounts, or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, or FDIC, or any other governmental agency.

The date of this prospectus is July 31, 2014

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Sandler O'Neill + Partners, L.P., or Sandler O'Neill, has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Sandler O'Neill is not, making an offer to sell the Subordinated Notes in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, or any documents incorporated by reference herein, is accurate as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, and updates and adds to the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us and other securities we may offer from time to time, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference." Generally, when we refer to this "prospectus" we mean this prospectus supplement together with the accompanying prospectus.

        We and the underwriter are offering to sell, and seeking offers to buy, the Subordinated Notes only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Subordinated Notes in certain jurisdictions may be restricted by law. We and the underwriter require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer to sell, or a solicitation of an offer to buy, any Subordinated Notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting" in this prospectus supplement.

        In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms "we," "us," "the Company," "Eagle," and "our" refer to Eagle Bancorp, Inc. and our subsidiaries on a combined basis. References to "EagleBank" or "Bank" refer to EagleBank, Bethesda, Maryland, which is our principal subsidiary.

CAUTION ABOUT FORWARD LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as "may," "could," "should," "will," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," or words or phases of similar meaning. We caution that the forward looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward looking statements.

        The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward looking statements:

  •
  The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

  •
  Geopolitical conditions, including acts or threats of terrorism, or actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

  •
  The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board; inflation, interest rate, market and monetary fluctuations;

  •
  The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

  •
  The willingness of users to substitute competitors' products and services for our products and services;

  •
  The impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

  •
  The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission, or the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

  •
  Technological changes;

  •
  The effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

  •
  The growth and profitability of non-interest or fee income being less than expected;

  •
  Changes in the level of our non-performing assets and charge-offs;

  •
  Changes in consumer spending and savings habits; and

  •
  Unanticipated regulatory or judicial proceedings.

        If one or more of the factors affecting our forward looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward looking information and statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein. Therefore, we caution you not to place undue reliance on our forward looking information and statements. We will not update the forward looking statements to reflect actual results or changes in the factors affecting the forward looking statements.

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should read this prospectus supplement and the accompanying prospectus carefully. You should carefully read the sections titled "Risk Factors" in this prospectus supplement and in the accompanying prospectus and the documents identified in the section "Incorporation of Certain Information by Reference."

The Company

        We are the registered bank holding company for EagleBank, Bethesda, Maryland, a Maryland chartered commercial bank which is a member of the Federal Reserve System. We were organized in October 1997 to be the holding company for EagleBank, which commenced operations in July 1998.

        We are a growth-oriented company providing a high level of service and developing deep relationships with our customers. The Company offers a broad range of commercial banking services to its business and professional clients as well as full service consumer banking services to individuals living and/or working primarily in our service area. EagleBank was organized as an alternative to the super-regional financial institutions which dominate our market area. EagleBank's philosophy is to provide superior, personalized service to our customers. EagleBank focuses on relationship banking, providing each customer with a number of services, becoming familiar with and addressing the customer's needs in a proactive personalized fashion.

        Our common stock is listed for trading on The Nasdaq Capital Market under the symbol "EGBN."

        At March 31, 2014, we had totals assets of approximately $3.8 billion, net loans of approximately $3.02 billion, total deposits of approximately $3.27 billion, total shareholders' equity of approximately $410.4 million, and total common shareholders' equity of approximately $353.8 million. At March 31, 2014, our nonperforming assets (consisting of nonaccrual loans, loans past due 90 or more days and other real estate owned) were approximately $45.1 million, or 1.19% of total assets. For the three months ended March 31, 2014, we had earnings of $12.4 million, or $0.47 per diluted common share. We currently operate from 18 branch offices, seven in Montgomery County, Maryland, five in the District of Columbia, and six offices in Northern Virginia.

        On June 9, 2014 we entered into a definitive agreement for the merger of Virginia Heritage Bank, or Virginia Heritage, with and into EagleBank, with EagleBank as the surviving institution, or the Merger, in a cash and stock transaction valued at approximately $182.9 million. Virginia Heritage is a $917.4 million asset, Virginia chartered commercial bank with six banking offices, headquartered in Fairfax, Virginia. For additional information regarding the Merger, please see "Recent Developments" below and "Unaudited Pro Forma Combined Financial Information" at page S-30.

        Our principal executive offices are located at 7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814 and our telephone number is (301) 986-1800. Our internet address is http://www.eaglebankcorp.com. The reference to our website does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus supplement or the accompanying prospectus.

Recent Developments

        Merger with Virginia Heritage.    On June 9, 2014, the Company, EagleBank and Virginia Heritage entered into a definitive agreement relating to the Merger, or the Merger Agreement, pursuant to which Virginia Heritage will be merged into EagleBank, subject to the terms and conditions of the Merger Agreement. We believe the Merger will accelerate Eagle's growth with the addition of Virginia Heritage's branches, which are all located in the attractive Northern Virginia market, and may provide opportunities for consolidation. At March 31, 2014, Virginia Heritage had approximately $917.4 million in assets, $715.8 million in net loans and $737.1 million in deposits. We expect the Merger to close as early as the fourth quarter of 2014. Please refer to our Current Report on Form 8-K filed with the SEC on June 10, 2014 for additional information regarding the Merger.

        Second Quarter Results—Eagle.    On July 22, 2014, we issued our earnings release for the three and six month periods ended June 30, 2014. At June 30, 2014, we had totals assets of approximately $3.91 billion, a 14.8% increase from June 30, 2013; net loans of approximately $3.24 billion, a 22.0% increase over June 30, 2013, total deposits of approximately $3.37 billion, an increase of 16.6% over June 30, 2013, total shareholders' equity of approximately $426.8 million a 15.5% increase over 2013, and total common shareholders' equity of approximately $370.2 million, an 18.4% increase over June 30, 2013. At June 30, 2014, our nonperforming assets (consisting of nonaccrual loans, loans past due 90 or more days and other real estate owned) were approximately $31.3 million, or 0.80% of total assets. Net income for the three and six months periods ended June 30, 2014 were approximately $12.9 million and $25.4 million, respectively, including the effect of approximately $576 thousand of merger related expenses, representing increases of 10.9% and 9.4% over net income for the same periods in 2013. For the three and six months ended June 30, 2014, we had earnings of $0.48 and $0.95 per diluted common share, representing increases of 9.1% and 8.0%, respectively, over the same periods in 2013. Excluding the effect of the merger related expenses, operating earnings were approximately $13.4 million and $25.7 million, respectively, for the three and six month periods, or $0.50 and $0.97 per diluted common share.

        The following table sets forth selected financial highlights data for the Company as of and for each of the three and six month periods ended June 30, 2014 and 2013. You should read this table together with the historical consolidated financial information contained in our consolidated financial statements and related notes and our "Management's Discussion and Analysis of Financial Condition and Results of Operation" included in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, incorporated by reference herein, as well as the additional financial information and analysis which are contained in our Current Report on Form 8-K filed on July 23, 2014, which is also incorporated by reference herein. Information for the three and six month periods ended June 30, 2014 and 2013 is derived from unaudited interim financial statements and has been prepared on the same basis as our audited financial statements and includes, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the data for such period. The results of operations for the three and six month periods ended June 30, 2014 do not necessarily indicate the results which may be expected for any future period or for the full year.

	Six months ended June 30,
(dollars in thousands except per share data)	2014	2013
Balance Sheets—Period End
Securities	$378,990	$335,779
Loans held for sale	35,411	104,767
Loans	3,279,429	2,691,358
Allowance for credit losses	43,552	39,640
Intangible assets, net	3,379	3,690
Total assets	3,914,444	3,410,568
Deposits	3,367,927	2,888,236
Borrowings	99,946	136,627
Total liabilities	3,487,623	3,041,178
Preferred shareholders' equity	56,600	56,600
Common shareholders' equity	370,221	312,790
Total shareholders' equity	426,821	369,390
Tangible common equity(1)	366,842	309,100

	Six months ended June 30,
(dollars in thousands except per share data)	2014	2013
Statements of Operations
Interest income	$87,596	$75,918
Interest expense	5,569	6,545
Provision for credit losses	5,068	5,722
Noninterest income	8,274	15,176
Noninterest expense(1)	45,233	41,382
Income before taxes	40,000	37,445
Income tax expense	14,557	14,198
Net income(1)	25,443	23,247
Preferred dividends	283	283
Net income available to common shareholders	25,160	22,964
Per Common Share Data
Net income, basic(1)	$0.97	$0.90
Net income, diluted(1)	0.95	0.88
Book value	14.25	12.14
Tangible book value(2)	14.12	12.00
Common shares outstanding	25,985,659	25,764,542
Weighted average common shares outstanding, basic	25,954,912	25,641,067
Weighted average common shares outstanding, diluted	26,599,594	26,234,030
Ratios
Net interest margin	4.47%	4.23%
Efficiency ratio(1)(3)	50.09%	48.94%
Return on average assets(1)	1.35%	1.40%
Return on average common equity(1)	14.23%	15.01%
Total capital (to risk weighted assets)	12.71%	12.53%
Tier 1 capital (to risk weighted assets)	11.29%	11.12%
Tier 1 capital (to average assets)	10.89%	10.81%
Tangible common equity(2)	9.38%	9.07%
Asset Quality
Nonperforming assets and loans 90+ past due	$31,350	$35,720
Nonperforming assets and loans 90+ past due to total assets	0.80%	1.05%
Allowance for credit losses to loans	1.33%	1.47%
Allowance for credit losses to nonperforming loans	193.50%	168.63%
Net charge-offs	$2,436	$3,574
Net charge-offs (annualized) to average loans	0.16%	0.28%

(1)
The reported figures include the effect of approximately $576 thousand of merger related expenses. As the magnitude of these merger related expenses distorts the operational results of the Company, we present in the reconciliation below and in the accompanying discussion certain performance metrics excluding the effect of the merger expenses during the three and six months ended June 30, 2014.

	Six months ended	Three months ended
GAAP Reconciliation (Unaudited) (dollars in thousands except per share data)	June 30, 2014	June 30, 2014
Net income	$25,443	$12,944
Adjustments to net income
Merger-related expenses	576	576

Operating net income	$26,019	$13,520

Net income available to common shareholders	$25,160	$12,802
Adjustments to net income available to common shareholders
Merger-related expenses	576	576

Operating earnings	$25,736	$13,378

Earnings per weighted average common share, basic	$0.97	$0.49
Adjustments to earnings per weighted average common share, basic
Merger-related expenses	0.02	0.02

Operating earnings per weighted average common share, basic	$0.99	$0.51

Earnings per weighted average common share, diluted	$0.95	$0.48
Adjustments to earnings per weighted average common share, diluted
Merger-related expenses	0.02	0.02

Operating earnings per weighted average common share, diluted	$0.97	$0.50

Summary Operating Results:
Noninterest expense	$45,233	$22,135
Merger-related expenses	576	576

Adjusted noninterest expense	$44,657	$21,559

Adjusted efficiency ratio	49.45%	47.04%
Adjusted noninterest expense as a % of average assets	2.37%	2.24%
Return on average assets
Net income	$25,443	$12,944
Adjustments to net income
Merger-related expenses	576	576

Operating net income	26,019	$13,520

Adjusted return on average assets	1.38%	1.41%
Return on average common equity
Net income available to common shareholders	$25,160	$12,802
Adjustments to net income available to common shareholders
Merger-related expenses	576	576

Operating earnings	$25,736	$13,378

Adjusted return on average common equity	14.56%	14.72%
(2)
The selected financial highlights contain certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States, or GAAP. These non-GAAP financial measures are "tangible common equity," defined as total common shareholders' equity reduced by goodwill and other intangible assets, and "tangible book value per common share," defined as tangible common shareholders' equity divided by total common share outstanding. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors. These disclosures should not be considered in isolation or as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures which may be presented by other bank holding companies. Management compensates for these limitations by providing detailed reconciliations between GAAP information and the non-GAAP financial measures. A reconciliation of these non-GAAP measures to their GAAP equivalents is set forth below.

	June 30,
GAAP Reconciliation (dollars in thousands except per share data)	2014	2013
Common shareholders' equity	$370,221	$312,790
Less: Intangible assets	(3,379)	(3,690)

Tangible common equity	$366,842	$309,100

Book value per common share	$14.25	12.14
Less: Intangible book value per common share	(0.13)	(0.14)

Tangible book value per common share	$14.12	$12.00

Total Assets	$3,914,444	$3,410,568
Less: Intangible Assets	(3,379)	(3,690)

Tangible assets	$3,911,065	$3,406,878

Tangible common equity ratio	9.38%	9.07%
(3)
Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

        Second Quarter Results—Virginia Heritage.    On July 25, 2014, Virginia Heritage issued its earnings release for the three and six month periods ended June 30, 2014. At June 30, 2014, Virginia Heritage had total assets of approximately $955.7 million, a 6.8% increase from December 31, 2013, gross loans of approximately $755.1 million, a 7.0% increase over December 31, 2013, total deposits of approximately $776.1 million, an increase of 9.1% over December 31, 2013, total shareholders' equity of approximately $103.3 million, a 7.4% increase over December 31, 2013, and total common shareholders' equity of approximately $88.0 million, an 8.8% increase over December 31, 2013. At June 30, 2014, Virginia Heritage's nonperforming assets (consisting of nonaccrual loans, troubled debt restructured loans, loans past due 90 days or more and still accruing interest and other real estate owned) were approximately $4.1 million, or 0.42% of total assets. Virginia Heritage's net income available to common stockholders for the three and six months periods ended June 30, 2014 were approximately $2.0 million and $4.2 million, respectively, including the effect of approximately $440 thousand of merger related expenses, or $0.33 and $0.68 per diluted common share, respectively. Excluding the effect of the merger related expenses, adjusted earnings were approximately $2.5 million and $4.7 million, respectively, for the three and six month periods, or $0.40 and $0.75 per diluted common share.

        The following table sets forth selected financial highlights data for Virginia Heritage as of and for each of the three and six month periods ended June 30, 2014 and 2013. Information for the three and six month periods ended June 30, 2014 and 2013 is derived from unaudited interim financial statements and includes, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the data for such period. The results of operations for the three and six month periods ended June 30, 2014 do not necessarily indicate the results which may be expected for any future period or for the full year.

	At or for the six months ended June 30,
(Dollars in thousands, except per share data)	2014	2013
	(Unaudited)
Statement of Operations Data:
Interest income	$18,579	$16,455
Interest expense	2,650	2,670

Net interest income	15,929	13,785

Provision for loan losses	760	1,152
Total noninterest income	3,501	6,952
Total noninterest expense(1)	11,982	12,844

Net income before taxes	6,688	6,741
Income tax expense	2,402	2,207

Net income after taxes	4,286	4,534
Preferred dividends paid	76	76

Net income available to common shareholders(1)	$4,210	$4,458

Per Share Data and Shares Outstanding:
Net income (basic)(1)	$0.70	$1.01
Net income (diluted)(1)	0.68	0.98
Common equity book value at period end	14.62	12.91
Weighted average shares (basic)	6,016,572	4,413,319
Weighted average shares (diluted)	6,231,350	4,540,416
Shares outstanding at period end	6,020,301	5,783,209
Balance Sheet Data:
Assets	$955,685	$847,753
Loans, net	744,765	619,692
Loans held for sale	21,471	28,550
Securities available for sale, at fair value	114,256	123,248
Deposits	776,116	729,530
Preferred stockholders' equity	15,300	15,300
Common stockholders' equity	88,004	74,640
Total stockholders' equity	103,304	89,940
Performance Ratios:
Annualized return on average assets	0.93%	1.15%
Annualized return on average common stockholders' equity	9.87%	15.67%
Net interest rate spread	3.33%	3.26%
Net interest margin	3.58%	3.57%
Efficiency ratio(1)	61.67%	61.94%

	At or for the six months ended June 30,
(Dollars in thousands, except per share data)	2014	2013
	(Unaudited)
Asset Quality Ratios:
Nonperforming assets to total assets(2)	0.42%	0.65%
Total allowance for loan losses to total loans outstanding(3)	1.37%	1.49%
Annualized net loan charge-offs to average loans outstanding	0.05%	0.01%
Capital Ratios:
Total risk-based capital ratio	14.62%	15.60%
Tier 1 risk-based capital ratio	13.37%	14.35%
Leverage ratio	11.32%	11.62%
Other Data:
Number of banking offices	6	5

(1)
The selected financial highlights contain certain non-GAAP financial measures that Virginia Heritage believes, when considered together with GAAP financial measures, provide investors with important information regarding its operational performance. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Adjusted operating earnings is a non-GAAP financial measure that reflects net income available to common stockholders excluding merger related expenses and certain other non-recurring items. These excluded items are difficult to predict and Virginia Heritage believes that adjusted operated earnings provides Virginia Heritage and its investors with a valuable measure of Virginia Heritage's operational performance and a valuable tool to evaluate its financial results. The calculations of adjusted operating earnings for the three and six months ended June 30, 2014, respectively, are as follows (dollars amounts in thousands except per share data):

	Six months ended	Three months ended
GAAP Reconciliation (Unaudited) (dollars in thousands except per share data)	June 30, 2014	June 30, 2014
Net income available to common stockholders	$4,210	$2,044
Adjustments to net income available to common stockholders:
Merger related expenses	440	440

Adjusted operating earnings	$4,650	$2,484

Earnings per common share—basic	$0.70	$0.34
Adjustments to earnings per common share—basic:
Merger related expenses	0.07	0.07

Adjusted operating earnings per common share—basic	$0.77	$0.41

Earnings per common share—diluted	$0.68	$0.33
Adjustments to earnings per common share—diluted:
Merger related expenses	0.07	0.07

Adjusted operating earnings per common share—diluted	$0.75	$0.40

  The adjusted efficiency ratio is a non-GAAP financial measure that is computed by dividing noninterest expense excluding merger related expenses and certain other non-recurring items, by the sum of net interest income and noninterest income. Virginia Heritage believes that this measure provides investors with important information about our operating efficiency. Calculation of the adjusted efficiency ratio for the three and six months ended June 30, 2014, respectively, are as follows (dollar amounts in thousands):

	Six months ended	Three months ended
GAAP Reconciliation (Unaudited) (dollars in thousands except per share data)	June 30, 2014	June 30, 2014
Summary Operating Results
Noninterest expense	$11,982	$6,516
Merger related expenses	440	440

Adjusted noninterest expense	$11,542	$6,076

Total net interest and noninterest income	$19,430	$10,145
Efficiency ratio, adjusted	59.40%	59.89%
(2)
Nonperforming assets nonaccrual loans, troubled debt restructured loans and loans past due 90 days or more and still accruing interest and other real estate owned. Nonperforming assets for the six months ended June 30, 2013 have been restated to include performing troubled debt restructured loans.

(3)
Excludes loans held for sale.

 The Offering

Issuer	Eagle Bancorp, Inc., a Maryland corporation
Securities Offered	5.75% Subordinated Notes, due September 1, 2024
Aggregate Principal amount	$70,000,000
Maturity Date	September 1, 2024
Interest Rate	5.75% per annum
Interest Payment Date(s)	Each March 1 and September 1, commencing March 1, 2015
Record Dates

Interest on each Subordinated Note will be payable to the person in whose name such Subordinated Note is registered on the February 15 or August 15 immediately preceding the applicable interest payment date.

Subordination, Ranking

The Subordinated Notes offered by this prospectus supplement will be issued by the Company pursuant to the First Supplemental Indenture, or the First Supplement, dated as of July 31, 2014 between the Company and Wilmington Trust, National Association, not in its individual capacity but solely as Trustee, to the Subordinated Indenture, dated as of July 31, 2014, between the Company and Wilmington Trust, National Association, as Trustee, which we refer to as the Base Indenture. We refer to the Base Indenture and the First Supplement collectively as the Indenture.

The Subordinated Notes will be unsecured, subordinated and:

•

will rank junior in right of payment and upon our liquidation to our existing and all of our future senior indebtedness (as defined in the Indenture and described below under "Description of the Subordinated Notes" in this prospectus supplement);

•

will rank equally in right of payment and upon our liquidation with our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Subordinated Notes;

• will rank equally in right of payment and upon our liquidation to our outstanding 8.5% subordinated notes, due 2021;

•

will rank senior in right of payment and upon our liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Subordinated Notes; and

•

will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of EagleBank and our other current and future subsidiaries, including without limitation EagleBank's liabilities to depositors in connection with the deposits in EagleBank, liabilities to general and trade creditors and liabilities arising during the ordinary course or otherwise.

As of March 31, 2014, at the holding company level, we had $9.3 million principal amount of 8.5% subordinated notes, due 2021 that will rank equally with the Subordinated Notes. As of March 31, 2014 at the holding company level we had a $50 million line of credit, which is secured by a portion of the stock of EagleBank, on which we had no outstanding draws, which would rank senior to the Subordinated Notes, and liabilities of approximately $404 thousand to general creditors.

The Indenture does not contain any limitation on the amount of debt or other obligations ranking senior to or equally with the indebtedness evidenced by the Subordinated Notes that we may incur hereafter.

The Subordinated Notes will rank subordinate to all senior indebtedness of the Company, whether now existing or hereinafter incurred; and will rank equally in right of payment and upon liquidation with the Company's 8.5% Subordinated Notes due 2021.

Because we are a holding company, our cash flows and, consequently, our ability to pay and discharge our obligations, including the principal of, and premium, if any, and interest on, our debt securities depends on the dividends paid and distributions and other payments made to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Accordingly, our right to receive any payments or assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the Subordinated Notes to participate in the proceeds of those payments or assets, will be effectively subordinated to the claims of our subsidiaries' respective creditors and preferred equity holders, if any. As of March 31, 2014, EagleBank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $3.4 billion, excluding intercompany liabilities. For more information, see "Description of Subordinated Notes—Ranking" in this prospectus supplement.

Redemption Upon Certain Events

The Subordinated Notes may not be redeemed prior to maturity, except that we may redeem the Subordinated Notes, at our option, in whole, at any time, or in part from time to time, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Subordinated Notes plus any accrued and unpaid interest through, but excluding, the redemption date. For more information, see "Description of the Notes—Redemption" in this prospectus supplement.

Events of Default; Remedies

The Subordinated Notes will contain customary payment, covenant and insolvency events of default. The trustee and the holders of the Subordinated Notes may not accelerate the maturity of the Subordinated Notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the Subordinated Notes will become immediately due and payable without any action of the trustee or the holders of the Subordinated Notes. In the event of such an acceleration of the maturity of the Subordinated Notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the Subordinated Notes. See "Description of Subordinated Notes—Events of Default; Acceleration of Payment; Limitation on Suits" in this prospectus supplement.

Denomination; Form

The Subordinated Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. The Subordinated Notes will be evidenced by a global note deposited with the trustee for the Subordinated Notes, as custodian for DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See "Description of Subordinated Notes—Delivery and Form."

Sinking Fund	None
Security	None. The Subordinated Notes are unsecured subordinated obligations of the Company.
Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $68.9 million, after deducting the underwriting discount and the payment of the transaction expenses payable by us.

We intend to use the proceeds of the offering to fund the cash consideration to be paid in the Merger, and for general corporate purposes, including but not limited to contribution of capital to our subsidiaries, including EagleBank. If, for any reason, the acquisition of Virginia Heritage is not consummated, we will use the net proceeds of the Subordinated Notes that would have been used in connection with the Virginia Heritage acquisition for general corporate purposes, which may include the payment of the redemption price of the Company's 8.5% subordinated notes due 2021 and the Series B Non-Cumulative Preferred Stock, or Series B Preferred Stock, issued to the U.S. Department of the Treasury, or Treasury, pursuant to the Small Business Lending Fund, or SBLF, or for the payment of all or a part of the acquisition consideration of one or more future acquisitions. For additional details, see "Use of Proceeds" at page S-28.

Risk Factors

Investing in the Subordinated Notes involves risks. You should carefully consider the information under "Risk Factors" beginning on page S-22 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the Subordinated Notes.

Trustee	Wilmington Trust, National Association, acts as the trustee, or Trustee, under the Indenture.
Listing

The Subordinated Notes will not be listed on any national securities exchange or included in any automated dealer quotation system. Currently, there is no market for the Subordinated Notes, and there can be no assurances that any public market for the Subordinated Notes will develop.

Governing Law

The Subordinated Notes and the Indenture will be governed by Maryland law, except that the rights, duties, powers, liabilities and immunities of the Trustee under the Indenture shall be governed by New York law.

 SELECTED HISTORICAL FINANCIAL DATA OF THE COMPANY

        The following table sets forth selected historical consolidated financial data for the Company as of and for each of the five years ended December 31, 2013 (which has been derived from our audited consolidated financial statement), and as of and for the three months ended March 31, 2014 and 2013. You should read this table together with the historical consolidated financial information contained in our consolidated financial statements and related notes, as well as our "Management's Discussion and Analysis of Financial Condition and Results of Operation" included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 which have been filed with the SEC and are incorporated by reference in this prospectus supplement. Information for the three month periods ended March 31, 2014 and 2013 is derived from unaudited interim financial statements and has been prepared on the same basis as our audited financial statements and includes, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the data for such period. The results of operations for the three month period ended March 31, 2014 do not necessarily indicate the results which may be expected for any future period or for the full year.

	At or for the three months ended March 31,		At or for the year ended December 31,
(dollars in thousands except per share data)	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
Balance Sheets—Period End
Securities	$398,389	$329,585	$389,405	$310,514	$324,053	$237,576	$245,644
Loans held for sale	21,862	132,698	42,030	226,923	176,826	80,571	1,550
Loans	3,063,975	2,548,024	2,945,158	2,493,095	2,056,256	1,675,500	1,399,311
Allowance for credit losses	42,018	38,811	40,921	37,492	29,653	24,754	20,619
Intangible assets, net	3,482	3,659	3,510	3,785	4,145	4,188	4,379
Total assets	3,803,952	3,324,865	3,771,503	3,409,441	2,831,255	2,089,370	1,805,504
Deposits	3,273,689	2,812,930	3,225,414	2,897,222	2,392,095	1,726,798	1,460,274
Borrowings	105,737	131,964	119,771	140,638	152,662	146,884	150,090
Total liabilities	3,393,570	2,963,013	3,377,640	3,059,465	2,564,544	1,884,654	1,617,183
Preferred shareholders' equity	56,600	56,600	56,600	56,600	56,600	22,582	22,612
Common shareholders' equity	353,782	305,252	337,263	293,376	210,111	182,134	165,709
Total shareholders' equity	410,382	361,852	393,863	349,976	266,711	204,716	188,321
Tangible common equity(1)	350,300	301,593	333,753	289,591	205,966	177,946	161,330
Statements of Operations
Interest income	$42,837	$37,933	$157,294	$141,943	$119,124	$96,658	$84,338
Interest expense	2,830	3,424	12,504	14,414	20,077	19,832	24,809
Provision for credit losses	1,934	3,365	9,602	16,190	10,983	9,308	7,669
Noninterest income	4,463	8,111	24,716	21,364	13,501	9,242	7,297
Noninterest expense	23,098	20,697	84,579	76,531	63,276	51,005	42,773
Income before taxes	19,438	18,558	75,325	56,172	38,289	25,755	16,384
Income tax expense	6,939	6,986	28,318	20,883	13,731	9,098	5,965
Net income	12,499	11,572	47,007	35,289	24,558	16,657	10,419
Preferred dividends	141	141	566	566	1,511	1,299	2,307
Net income available to common shareholders	12,358	11,431	46,441	34,723	23,047	15,358	8,112

	At or for the three months ended March 31,		At or for the year ended December 31,
(dollars in thousands except per share data)	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
Per Common Share Data(2)
Net income, basic	$0.48	$0.45	$1.81	$1.50	$1.05	$0.71	$0.50
Net income, diluted	0.47	0.44	1.76	1.46	1.04	0.70	0.50
Book value	13.62	11.86	13.03	11.62	9.57	8.41	7.71
Tangible book value(1)	13.49	11.72	12.89	11.47	9.38	8.21	7.51
Common shares outstanding(2)	25,975,186	25,728,162	25,885,863	25,250,378	21,948,128	21,670,426	21,487,649
Weighted average common shares outstanding, basic(2)	25,927,888	25,518,523	25,726,062	23,135,886	21,819,087	21,613,450	16,107,623
Weighted average common shares outstanding, diluted(2)	26,575,155	26,222,041	26,358,611	23,743,815	22,316,593	22,046,554	16,236,094
Ratios
Net interest margin(3)	4.45%	4.20%	4.30%	4.32%	3.99%	4.09%	3.85%
Efficiency ratio(4)	51.94%	48.56%	49.90%	51.40%	56.22%	59.26%	64.01%
Return on average assets	1.36%	1.39%	1.37%	1.18%	0.97%	0.86%	0.65%
Return on average common equity	14.38%	15.29%	14.60%	14.14%	11.71%	8.74%	6.52%
Total capital (to risk weighted assets)	13.04%	12.50%	13.01%	12.20%	11.84%	11.64%	13.57%
Tier 1 capital (to risk weighted assets)	11.57%	11.08%	11.53%	10.80%	10.33%	9.91%	11.82%
Tier 1 capital (to average assets)	10.83%	10.39%	10.93%	10.44%	8.21%	9.32%	10.29%
Tangible common equity(1)	9.22%	9.08%	8.86%	8.50%	7.29%	8.53%	8.96%
Asset Quality
Nonperforming assets and loans 90+ past due	$45,135	$37,365	$33,927	$35,983	$36,019	$31,988	$27,131
Nonperforming assets and loans 90+ past due to total assets	1.19%	1.12%	0.90%	1.06%	1.27%	1.53%	1.50%
Allowance for credit losses to loans	1.37%	1.52%	1.39%	1.50%	1.44%	1.48%	1.47%
Allowance for credit losses to nonperforming loans	115.67%	137.80%	165.66%	122.19%	90.42%	97.18%	93.62%
Net charge-offs	$837	$2,046	$6,173	$8,351	$6,084	$5,173	$5,453
Net charge-offs (annualized) to average loans	0.11%	0.33%	0.23%	0.37%	0.32%	0.35%	0.42%

(1)
The Selected Financial Data contains certain non-GAAP financial measures: "tangible common equity," defined as total common shareholders' equity reduced by goodwill and other intangible assets, and "tangible book value per common share," defined as tangible common shareholders' equity divided by total common share outstanding. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors. These disclosures should not be considered in isolation or as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures which may be presented by other bank holding companies. Management compensates for these limitations by providing detailed reconciliations between GAAP information and the non-GAAP financial measures. A reconciliation of these non-GAAP measures to their GAAP equivalents is set forth below.

	At or for the three months ended March 31,
			At or for the year ended December 31,
GAAP Reconciliation (dollars in thousands except per share data)
	2014	2013	2013	2012	2011	2010	2009
Common shareholders' equity	$353,782	$305,252	$337,263	$293,376	$210,111	$182,134	$165,709
Less: Intangible assets	(3,482)	(3,659)	(3,510)	(3,785)	(4,145)	(4,188)	(4,379)

Tangible common equity	$350,300	$301,593	$333,753	$289,591	$205,966	$177,946	$161,330

Book value per common share	$13.62	$11.86	$13.03	$11.62	$9.57	$8.41	$7.71
Less: Intangible book value per common share	(0.13)	(0.14)	(0.14)	(0.15)	(0.19)	(0.20)	(0.20)

Tangible book value per common share	$13.49	$11.72	$12.89	$11.47	$9.38	$8.21	$7.51

Total Assets	$3,803,952	$3,324,865	$3,771,503	$3,409,441	2,831,255	2,089,370	1,805,504
Less: Intangible Assets	(3,482)	(3,659)	(3,510)	(3,785)	(4,145)	(4,188)	(4,379)

Tangible assets	$3,800,470	$3,321,206	$3,767,993	$3,405,656	$2,827,110	$2,085,182	$1,801,125

Tangible common equity ratio	9.22%	9.08%	8.86%	8.50%	7.29%	8.53%	8.96%
(2)
Presented giving retroactive effect to the 10% stock dividend paid on the common stock on June 14, 2013.

(3)
The reported figure includes the effect of a $618 million deposit, or the settlement deposit, received on September 13, 2011 in connection with a class action settlement, which was disbursed by year end. The deposit was invested in excess reserves at the Federal Reserve Bank. As the magnitude of the settlement deposit distorts the operational results of the Company, the GAAP reconciliation below presents certain performance ratios excluding the effect of the settlement deposit, notably the net interest margin and the return on average assets which resulted in approximately $326,000 of interest income and $170,000 of income, net of tax, during the twelve month period ended December 31, 2011. We believe this information is important to enable shareholders and other interested parties to assess the core operational performance of the Company.

	At or for the year ended December 31,
	2012			2011
GAAP Reconciliation (Unaudited) (dollars in thousands except per share data)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Total earning assets	$2,953,417	$141,943	4.81%	$2,482,625	$119,124	4.80%
Less: settlement deposit	—	—	—	(117,990)	(326)	(0.28)%

Adjusted earning assets	$2,953,417	$141,943	4.81%	$2,364,635	$118,798	5.02%

Total interest bearing liabilities	$1,903,453	$14,414	0.76%	$1,679,855	$20,077	1.20%
Adjusted interest spread			4.05%			3.82%
Adjusted interest margin			4.32%			4.17%

	At or for the year ended December 31,
GAAP Reconciliation (Unaudited) (dollars in thousands except per share data)
	2012	2011
Net income	$35,289	$24,558
Less: settlement deposit	—	(170)

Adjusted net income	$35,289	$24,388

Average total assets	$2,997,994	$2,523,592
Less: settlement deposit	—	(117,990)

Adjusted average total assets	$2,997,994	$2,405,602

Adjusted return on average assets	1.18%	1.01%
(4)
Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

 SELECTED HISTORICAL FINANCIAL DATA OF VIRGINIA HERITAGE

        The following table sets forth selected historical consolidated financial data for Virginia Heritage as of and for each of the five years ended December 31, 2013 (which has been derived from Virginia Heritage's audited consolidated financial statement), and as of and for the three months ended March 31, 2014 and 2013. You should read this table together with the historical consolidated financial information contained in Virginia Heritage's consolidated financial statements and related notes. Information for the three month periods ended March 31, 2014 and 2013 is derived from Virginia Heritage's unaudited interim financial statements and has been prepared on the same basis as its audited financial statements and includes, in the opinion of Virginia Heritage's management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the data for such period. The results of operations for the three month period ended March 31, 2014 do not necessarily indicate the results which may be expected for any future period or for the full year.

	At or for the three months ended March 31,		At or for the year ended December 31,
(Dollars in thousands, except per share data)	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
Statement of Operations Data:
Interest income	$9,204	$8,114	$33,937	$30,814	$26,140	$21,479	$15,753
Interest expense	1,322	1,353	5,240	6,147	6,895	6,463	5,164

Net interest income	7,882	6,761	28,697	24,667	19,245	15,016	10,589

Provision for loan losses	456	634	1,764	3,410	2,037	2,002	2,021
Total noninterest income	1,402	3,323	10,676	14,641	7,141	5,609	4,280
Total noninterest expense	5,465	6,366	24,263	24,627	16,610	14,105	11,346

Net income before taxes	3,363	3,084	13,346	11,271	7,739	4,518	1,502
Income tax expense (benefit)	1,159	1,042	4,346	3,625	2,601	(629)	—

Net income after taxes	2,204	2,042	9,000	7,646	5,138	5,147	1,502
Preferred dividends paid	38	38	153	289	77	—	—

Net income available to common shareholders	$2,166	$2,004	$8,847	$7,357	$5,061	$5,147	$1,502

Per Share Data and Shares Outstanding:
Net income (basic)	$0.36	$0.46	$1.70	$1.70	$1.17	$1.33	$0.40
Net income (diluted)	0.35	0.45	1.65	1.68	1.17	1.32	0.40
Common equity book value at period end	14.10	12.82	13.45	12.47	10.89	9.55	8.18
Weighted average shares (basic)	6,014,801	4,333,209	5,217,531	4,333,209	4,333,209	3,881,896	3,791,633
Weighted average shares (diluted)	6,208,605	4,457,935	5,359,521	4,371,355	4,337,566	3,885,276	3,795,768
Shares outstanding at year end	6,016,801	4,333,209	6,014,801	4,333,209	4,333,209	4,333,209	3,791,633
Balance Sheet Data:
Assets	$917,409	$804,829	$894,841	$781,573	$578,087	$452,507	$341,034
Loans, net	715,781	594,259	696,097	579,284	434,294	362,451	296,750
Loans held for sale	13,975	31,909	10,730	48,136	16,861	11,366	5,699
Securities available for sale, at fair value	134,900	127,747	126,834	118,629	98,821	40,340	17,912
Deposits	737,062	696,091	711,400	660,138	491,713	381,426	258,458
Preferred stockholders' equity	15,300	15,300	15,300	15,300	15,300	—	—
Common stockholders' equity	84,862	55,560	80,906	54,017	47,176	41,371	31,020
Total stockholders' equity	100,162	70,860	96,206	69,317	62,476	41,371	31,020

	At or for the three months ended March 31,		At or for the year ended December 31,
(Dollars in thousands, except per share data)	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
Performance Ratios:
Annualized return on average assets	0.97%	1.05%	1.10%	1.13%	1.00%	1.29%	0.51%
Annualized return on average common stockholders' equity	10.36%	14.62%	12.91%	14.50%	11.46%	14.81%	4.94%
Net interest rate spread(1)	3.33%	3.25%	3.25%	3.33%	3.47%	3.43%	3.32%
Net interest margin(2)	3.59%	3.57%	3.56%	3.69%	3.79%	3.81%	3.21%
Annualized income as a percentage of average assets(3)	4.65%	5.87%	5.45%	6.71%	6.48%	6.77%	6.86%
Annualized noninterest income as a percentage of average assets	0.61%	1.71%	1.31%	2.16%	1.39%	1.40%	1.47%
Annualized noninterest expense to average assets	2.40%	3.27%	2.97%	3.63%	3.23%	3.53%	3.89%
Efficiency ratio(4)	58.86%	63.13%	61.62%	62.65%	62.95%	68.39%	76.31%
Asset Quality Ratios:
Nonperforming assets to total assets	0.30%	0.57%	0.19%	0.23%	0.30%	0.31%	0.72%
Total allowance for loan losses to total loans outstanding	1.39%	1.47%	1.39%	1.41%	1.39%	1.31%	1.18%
Annualized net loan charge-offs to average loans outstanding	0.11%	0.03%	0.04%	0.24%	0.18%	0.21%	0.29%
Capital Ratios:(5)
Total risk-based capital ratio	14.76%	12.45%	14.86%	12.06%	13.90%	12.29%	11.29%
Tier 1 risk-based capital ratio	13.51%	11.20%	13.61%	10.81%	12.72%	11.04%	10.13%
Leverage ratio	11.28%	9.17%	11.72%	9.28%	10.87%	9.08%	9.35%
Stockholders' equity to total assets ratio	10.92%	8.80%	10.76%	8.87%	10.81%	9.14%	9.10%
Other Data:
Number of banking offices	5	5	5	5	5	4	4
Full-time equivalent employees	138	127	137	124	103	99	81

(1)
Net interest spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(2)
Net interest margin is net interest income divided by average earning assets.

(3)
Income consists of interest income and noninterest income.

(4)
Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.

(5)
Capital ratios are calculated in accordance with regulatory accounting principles specified by regulatory agencies for supervisory reporting purposes.

RISK FACTORS

        An investment in our common stock involves various risks. Before making an investment decision, you should carefully read and consider the risk factors described below as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should read these risk factors together with the risk factors contained in Eagle's Annual Report on Form 10-K for the year ended December 31, 2013, and any changes to those risk factors included in Eagle's Quarterly Reports on Form 10-Q, or other documents filed with the SEC, after the date of the Annual Report. Any of these risks, if they are realized, could materially adversely affect our business, financial condition, and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose all or a portion of your original investment.

Risks Related to this Offering and Ownership of the Subordinated Notes

         The Subordinated Notes will be unsecured and subordinated to our existing and future senior indebtedness.

        The Subordinated Notes will be subordinated obligations of the Company. Accordingly, they will be junior in right of payment to our existing and future senior indebtedness. Our senior indebtedness includes:

  •
  The principal and any premium or interest for money borrowed or purchased by the Company;

  •
  The principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company;

  •
  Any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement;

  •
  An obligation arising from direct credit substitutes;

  •
  Obligations to general and trade creditors; and

  •
  Any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; in each case, whether outstanding on the date the Indenture becomes effective, or created, assumed or incurred after that date.

        Senior indebtedness excludes any indebtedness that: (1) expressly states that it is junior to, or ranks equally in right of payment with, the Subordinated Notes; or (2) is identified as junior to, or equal in right of payment with, the Subordinated Notes in any resolution of the Board of Directors of the Company pursuant to the Indenture. The Subordinated Notes will rank equally with all other unsecured subordinated indebtedness of the Company issued in the future under the Indenture, as well as ranking equally with the outstanding $9.3 million principal amount of subordinated notes due 2021.

        In addition, the Subordinated Notes will not be secured by any of our assets. As a result they will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of senior indebtedness or other financial obligations or secured obligations that we or EagleBank may incur.

        As a result of the subordination provisions described above, holders of Subordinated Notes may not be fully repaid in the event of bankruptcy, liquidation or reorganization of the Company.

         The Subordinated Notes will not be guaranteed by the FDIC, any other governmental agency or EagleBank, and will be structurally subordinated to the indebtedness and other liabilities of EagleBank.

        The Subordinated Notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The Subordinated Notes will be obligations of the Company only and will not be guaranteed by EagleBank. The Subordinated Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of EagleBank, which means that creditors of EagleBank generally will be paid from EagleBank's assets before holders of the Subordinated Notes would have any claims to those assets.

         The Indenture does not contain any limitations on our ability to incur additional indebtedness, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

        The Indenture does not restrict our ability, or the ability of any of our subsidiaries, to incur additional indebtedness or other liabilities, including additional senior or subordinated indebtedness. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Subordinated Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, absent an event of default under the Indenture, we are not restricted under the Indenture governing the Subordinated Notes from paying dividends or issuing or repurchasing our securities.

        In addition, there are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you. See, "Description of the Subordinated Notes" at page S-39.

         If EagleBank does not make dividend payments to the Company, the Company may not be able to pay interest and principal on the Subordinated Notes.

        We are a holding company and conduct substantially all of our operations through subsidiaries, including our principal subsidiary EagleBank. We may depend on dividends, distributions and other payments from our subsidiaries, principally on the dividends from EagleBank, to meet our obligations, including payments on the Subordinated Notes. EagleBank's state and federal regulators have significant discretion and authority to cause EagleBank to stop paying dividends to the Company, or to cause the Company to stop payments on its subordinated debt, Including the Subordinated Notes. In the event EagleBank is unable to provide sufficient dividends to allow the Company to meet its obligations, the Company may not be able to pay interest or principal, or both interest and principal, on the Subordinated Notes. There is no sinking fund or similar segregated pool of funds which is dedicated to making payments of interest or principal on the Subordinated Notes.

         Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Subordinated Notes, regardless of whether we are the subject of an insolvency proceeding.

        As a bank holding company, our ability to pay the principal of, and interest on, the Subordinated Notes is subject to Federal Reserve guidelines regarding capital adequacy. We intend to treat the notes as "Tier 2 capital" under the Federal Reserve's regulatory capital rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments such as the Subordinated Notes on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, under Federal Reserve policy, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Subordinated Notes on one or more of the scheduled interest payment dates or at any other time or the principal of the notes at the maturity of the Subordinated Notes.

        If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of EagleBank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

         The Indenture includes limited events of default.

        As described in "Description of the Subordinated Notes—Events of Default; Acceleration of Payment; Limitation on Suits" beginning on page S-40, the Subordinated Notes contain limited events of default and remedies. As a result of our intended treatment of the Subordinated Notes as Tier 2 capital, the ability of the Trustee under the Indenture that governs the Subordinated Notes and the holders of the Subordinated Notes to accelerate the maturity of and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the Subordinated Notes will be limited to the events of default that occur upon:

  •
  the entry of a decree or order for the appointment of appointing a receiver, liquidator, trustee, or similar official in any receivership, insolvency, liquidation, or similar proceeding relating to the Company, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

  •
  the Company consenting to the appointment of a receiver, liquidator, trustee or other similar official in any receivership, insolvency, liquidation or similar proceeding with respect to the Company; or

  •
  a "major subsidiary depository institution" of the Company becomes the subject of a receivership, insolvency, liquidation or similar proceeding.

Consequently, neither the trustee nor the holders of the Subordinated Notes will have the right to accelerate the maturity of the Subordinated Notes in the case of our failure to pay the principal of, or interest on, the Subordinated Notes or our non-performance of any other covenant or warranty under the Subordinated Notes or the Indenture. The holders of our outstanding subordinated debentures are subject to similar limitations, but the holders of our senior indebtedness will not be subject to limitations of that type. If the holders of our senior indebtedness are able to accelerate the maturity our senior indebtedness at a time when a non-insolvency default has occurred, but an insolvency default has not occurred, with respect to the Subordinated Notes, such holders of our senior indebtedness may be able to accelerate the maturity of, and pursue the payment in full of, that senior indebtedness while the holders of the Subordinated Notes would be unable to pursue similar remedies with respect to the Subordinated Notes.

         The Subordinated Notes do not place any limit on our ability to pay dividends on our capital stock when there is no event of default.

        Although EagleBank and Company are subject to regulatory guidelines, limitations and legal limits on the ability to pay dividends, the Subordinated Notes do not contain any limitations on the ability of the Company to pay dividends to the holders of its equity securities, except when an event of default, as defined in the Indenture, exists. As such, we may be able to pay dividends in an amount which is within our legal authority and to which our regulators do not object, which would preclude additional capital accumulation, which would make it more difficult for us to comply with our obligations under the Subordinated Notes.

         Changes in our credit ratings may affect the value of the Subordinated Notes.

        Credit ratings are an assessment by third party credit ratings services of our ability to pay our obligations as they become due and the default risks of the Subordinated Notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of notes we have issued. Because your return on the Subordinated Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit rating will not reduce the important risks related to the Subordinated Notes. Furthermore, financial regulatory reforms required by the Dodd-Frank Wall Street and Consumer Protection Act of 2010, or the Dodd-Frank Act, affect the manner of disclosure of credit ratings, the type of rating provided, and the use of credit ratings in evaluation of securities by investors; these factors could likewise affect the trading value of the Subordinated Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

         An active trading market for the Subordinated Notes may not develop.

        The Subordinated Notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the Subordinated Notes on any securities exchange or for quotation of the Subordinated Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Subordinated Notes will develop, the ability of holders of the Subordinated Notes to sell their Subordinated Notes or the prices at which holders may be able to sell their Subordinated Notes.

         If a trading market for the Subordinated Notes develops, factors not within our control, could adversely affect the market price of the Subordinated Notes.

        In addition to our creditworthiness, many factors may affect the trading market for, and the trading value of, the Subordinated Notes. These factors include: the time remaining to the maturity of the Subordinated Notes, the ranking of the Subordinated Notes, the outstanding amount of Subordinated Notes with terms identical to the Subordinated Notes offered hereby, the prevailing interest rates being paid by other companies similar to us, our financial condition, financial performance and future prospects and the level, direction and volatility of market interest rates generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. If a trading market for the Subordinated Notes develops, such fluctuations could have an adverse effect on the price of the Subordinated Notes.

Risks Related to the Pending Acquisition of Virginia Heritage

         Completion of the Merger is subject to the receipt of approvals from regulatory authorities that may impose conditions that could have an adverse effect on us.

        Before the Merger may be completed, we must obtain various approvals or consents from the Federal Reserve Board and state bank regulatory authorities. These regulatory authorities may impose conditions on the completion of the Merger or require changes to the terms of the Merger. Although we do not currently expect the imposition of any conditions or changes, there can be no assurance that such conditions or changes will not be imposed. Such conditions or changes could have the effect of delaying completion of the Merger or imposing additional costs on or limiting our revenues following the Merger, any of which might have a material adverse effect on us following the Merger. Furthermore, we are not obligated to complete the Merger if the regulatory approvals received in connection with the Merger include any conditions that in our good faith judgment would have a material adverse effect on the value of the Merger to us, or would require us to enter into any regulatory agreements.

         The Merger will not be completed unless important conditions are satisfied.

        Specified conditions set forth in the Merger Agreement must be satisfied or waived to complete the Merger. If the conditions are not satisfied or waived, to the extent permitted by law, the Merger will not occur or will be delayed and we may lose some or all of the intended benefits of the Merger. The following conditions, in addition to other closing conditions set forth in the Merger Agreement, must be satisfied or waived, before the Company and Virginia Heritage are obligated to complete the Merger:

  •
  the Merger Agreement must be duly approved by the requisite vote of Virginia Heritage's shareholders;

  •
  all required regulatory approvals must be obtained;

  •
  the registration statement filed with respect to the shares of our common stock to be issued in the Merger shall become effective under the Securities Act of 1933, as amended, or Securities Act, and no stop order shall have been initiated or threatened by the SEC;

  •
  the shares of our common stock to be issued in the Merger must be approved for listing on NASDAQ;

  •
  the representations and warranties of the parties must be true and correct, and the parties must have performed all of their respective obligations under the Merger Agreement; and

  •
  there shall not have been a material adverse change on the business, operations, assets liabilities or financial condition of the parties.

        In addition, the Merger Agreement may be terminated in certain circumstances if the Merger is not consummated on or before March 31, 2015. We cannot assure you that all of the conditions precedent in the Merger Agreement will be satisfied, or to the extent legally permissible, waived, or that the acquisition of Virginia Heritage will be completed.

         Combining the Company and Virginia Heritage may be more difficult, costly or time-consuming than expected, or could result in the loss of customers.

        The Company and Virginia Heritage have operated, and until the completion of the Merger will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect each party's ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the Merger. As with any merger of banking institutions, there also may be disruptions that cause the loss of customers or cause customers to withdraw their deposits, which could negatively affect the performance and earnings of the combined institution. We may decide to consolidate or sell branches. Certain customers' branches may be consolidated with other branches in the market area resulting in new office locations and new banking associates serving such customers. There can be no assurance that customers will readily accept changes to their banking arrangements after the Merger.

         Results after the Merger may materially differ from the pro forma information presented in this prospectus supplement.

        Results after the Merger may be materially different from those shown in the unaudited pro forma combined financial information included in this prospectus supplement, which only shows a combination of historical results of the Company and Virginia Heritage. The unaudited pro forma combined financial information is presented for illustrative purposes only, and makes assumptions about the exchange ratio and merger consideration based on the closing price of our common stock on June 6, 2014, which was the last trading day prior to announcement of the Merger. The exchange ratio and merger consideration may vary based on the average price of our common stock during a designated period prior to closing of the

Merger. The unaudited pro forma combined financial information contained in this prospectus supplement does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the periods presented and had the impact of possible revenue enhancements and expense efficiencies, among other factors, been considered. Any potential decline in the combined company's financial condition or results of operations may have an adverse impact on our financial ratings, our earnings, EagleBank's ability to pay dividends to the Company and our ability to pay interest on the Subordinated Notes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

        Our consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the five fiscal years ended December 31, 2013 and each of the three month periods ended March 31, 2014 and 2013 are as set forth in the following table.

        The following table includes a pro forma consolidated ratio of earnings to fixed charges and preferred dividends for the period ended March 31, 2014, calculated to give effect to the acquisition of Virginia Heritage, as if such acquisition had been completed on January 1, 2014.

	Pro forma three months ended March 31	Three months ended March 31,		Year ended December 31,
	2014	2014	2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges and preferred dividends:
Including interest on deposits	6.09x	7.30x	6.02x	6.55x	4.61x	2.60x	2.09x	1.45x
Excluding interest on deposits	28.00x	31.16x	26.82x	27.61x	17.97x	7.93x	5.79x	2.71x

        For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, fixed charges are the sum of:

  •
  interest expenses, including interest on deposits, and, in the second alternative shown above, excluding interest on deposits; and

  •
  that portion of net rental expense deemed to be the equivalent to interest on long-term debt.

 USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the Subordinated Notes in the offering, after underwriting discounts and estimated expenses, will be approximately $68.9 million.

        We intend to use the proceeds of the offering to fund the cash portion of the consideration to be paid in the Merger. The precise amount of the net proceeds that we use to pay the cash portion of the consideration to be paid in the Merger and timing of that use will depend upon the final purchase price we pay for, and the date on which we consummate the acquisition of, Virginia Heritage. Pending the consummation of the proposed acquisition of Virginia Heritage, we expect to invest the approximately $45.1 million of the net proceeds to be retained by us for the payment of the cash portion of the Merger consideration in that acquisition in short-term investments and deposit accounts. We currently expect to consummate the acquisition of Virginia Heritage in the fourth quarter of 2014, although delays could occur.

        We expect to use the balance of the net proceeds for general corporate purposes, including but not limited to contribution of capital to our subsidiaries, including EagleBank, to support organic growth and other opportunistic acquisitions, should additional and appropriate acquisition opportunities arise.

        If, for any reason, the acquisition of Virginia Heritage is not consummated, we will use the net proceeds of the Subordinated Notes that would have been used in connection with such acquisition for general corporate purposes, as described above, which may include the payment of the redemption price of the Company's 8.5% Subordinated Notes due 2021 and the Series B Preferred Stock, for the payment of all or a part of the acquisition consideration of one or more future acquisitions.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of March 31, 2014:

  •
  on an actual historical basis;

  •
  on an as-adjusted basis as if the offering had been completed as of March 31, 2014;

  •
  on a pro forma basis calculated to give effect to the acquisition of Virginia Heritage and the issuance of shares of our common stock based on an exchange ratio of 0.6531, as if such acquisition and issuance had been completed on January 1, 2014; and

  •
  on a pro forma basis calculated to give effect to the acquisition of Virginia Heritage and the issuance of shares of our common stock based on an exchange ratio of 0.6531, as if such acquisition had been completed on March 31, 2014, and adjusted to give effect to this offering.

        The following information should be read in conjunction with our consolidated financial statements for the year ended December 31, 2013, and the notes thereto, included in our Annual Report on Form 10-K, the unaudited consolidated financial statements for the three months ended March 31, 2014, and the notes thereto, included in our Quarterly Report on Form 10-Q, incorporated by reference herein, and the unaudited pro forma combined financial information included in this prospectus supplement.

	March 31, 2014
(dollars in thousands)	Actual	As Adjusted	Pro Forma	Pro Forma As Adjusted
	(Unaudited)
Long Term Debt
Subordinated notes, due 2021	$9,300	$9,300	$9,300	$9,300
Subordinated notes, due 2024	—	70,000	—	70,000
Stockholders' Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, Series B, $1,000 liquidation preference, shares issued and outstanding 56,600 actual and as adjusted	$56,600	$56,600	$56,600	$56,600
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, Series C, $1,000 liquidation preference, shares issued and outstanding 15,300 on a pro forma basis	—	—	15,300	15,300
Common Stock, $0.01 par value, shares authorized 50,000,000, shares issued and outstanding 25,975,186 actual and 29,904,759 on a pro forma basis	255	255	294	294
Warrant	946	946	946	946
Additional Paid in Capital	244,332	244,332	382,024	382,024
Retained Earnings	108,751	108,751	108,751	108,751
Accumulated Other Comprehensive (Loss) Income	(502)	(502)	(502)	(502)

Total Stockholders' Equity	$410,382	$410,382	$563,413	563,413

Total Capitalization	$419,682	$489,682	$572,713	$642,713

Total Common Stockholders' Equity	$353,782	$353,782	$491,513	$491,513

Capital Ratios for the Company(1)
Tier 1 capital to risk-weighted assets ratio	11.57%	11.53%	10.79%	10.75%
Total capital to risk-weighted assets ratio	13.04%	14.99%	12.00%	13.60%
Tier 1 capital to average assets ratio	10.83%	10.83%	9.89%	9.89%
Tangible common equity to tangible assets ratio	9.22%	9.05%	8.29%	8.17%

(1)
The pro forma capital ratios assume the initial deployment of the net proceeds of the offering in short term investments carrying a 20% risk weighting under applicable regulations.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma combined financial information and explanatory notes present how the combined financial statements of the Company and Virginia Heritage may have appeared had the businesses actually been combined as of the dates indicated. We provide an unaudited pro forma combined balance sheet at March 31, 2014, based upon an assumed exchange ratio of 0.6531. The actual exchange ratio may be higher or lower than 0.6531. We also provide unaudited pro forma combined income statements for the three months ended March 31, 2014 and the year ended December 31, 2013 based on the assumed exchange ratio. The unaudited pro forma combined income statement for the year ended December 31, 2013 and the unaudited pro forma combined income statement for the three months ended March 31, 2014 give effect to the Merger as if the Merger had been completed on January 1, 2013.

        The unaudited pro forma combined financial information shows the impact of the Merger on the combined financial position and the results of operations of the Company and Virginia Heritage under the acquisition method of accounting with the Company treated as the acquirer. Under this method of accounting, we will record the assets and liabilities of Virginia Heritage at their estimated fair values as of the date the Merger is completed.

        The unaudited pro forma combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of the Company that are included or incorporated by reference in this prospectus supplement. See "Where You Can Find Additional Information" at page S-63.

        The unaudited pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the periods presented and had the impact of possible revenue enhancements and expense efficiencies, among other factors, been considered. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma combined financial information, the allocation of the purchase price reflected in the unaudited pro forma combined financial information is subject to adjustment and will vary from the actual purchase price allocation that will be recorded upon completion of the Merger based upon changes in the balance sheets, including fair value estimates.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of March 31, 2014

(dollars in thousands)

ASSETS	Eagle	Virginia Heritage	Pro Forma Adjustments		Pro Forma Combined
Cash and due from banks	$8,982	$16,757	$(126)		$25,613
Federal funds sold	8,468	—	—		8,468
Interest bearing deposits with banks and other short-term investments	213,501	—	25,000		238,501
Investment securities available for sale, at fair value	387,790	134,900	—		522,690
Federal Reserve and Federal Home Loan Bank stock	10,599	6,513	—		17,112
Loans held for sale	21,862	13,975	—		35,837
Loans	3,063,975	725,843	(9,518)	Note 3	3,780,300
Less allowance for credit losses	(42,018)	(10,062)	10,062	Note 3	(42,018)

Loans, net	3,021,957	715,781	544		3,738,282
Premises and equipment, net	17,181	1,763	—		18,944
Deferred income taxes	27,146	4,993	(2,202)	Note 3	29,937
Bank owned life insurance	40,052	15,523	—		55,575
Intangible assets, net	1,319	—	5,828	Notes 1, 3	7,147
Goodwill	2,163	—	94,692	Notes 1, 3	96,855
Other real estate owned	8,809	519	—		9,328
Other assets	34,123	6,685	—		40,808

TOTAL ASSETS	$3,803,952	$917,409	$123,736		$4,845,097

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest bearing demand	$886,623	$172,717	$—		$1,059,340
Interest bearing transaction	106,645	11,314	—		117,959
Savings and money market	1,861,355	120,942	—		1,982,297
Time, $100,000 or more	196,238	270,794	240	Note 3	467,272
Other time	222,828	161,295	647	Note 3	384,770

Total deposits	3,273,689	737,062	887		4,011,638
Customer repurchase agreements	66,437	3,464	—		69,901
Long-term borrowings	30,000	73,000	(20)	Note 3	102,980
Subordinated debt	9,300	—	70,000	Note 5	79,300
Other liabilities	14,144	3,721	—		17,865

Total liabilities	3,393,570	817,247	70,867		4,281,684

SHAREHOLDERS' EQUITY
Preferred stock, par value $0.01 per share, shares authorized 1,000,000; Series B non-cumulative, $1,000 liquidation amount, shares issued and outstanding 56,600	56,600	—	—		56,600
Preferred stock, par value $4.00 per share, shares authorized 5,000,000; Series A non-cumulative, $1,000 liquidation amount, shares issued and outstanding 15,300	—	15,300	—		15,300
Common stock, $0.01 par value; 50,000,000 shares authorized, 25,975,186 shares issued and outstanding, 29,904,759 shares issued and outstanding pro forma combined	255	—	39	Note 2	294
Common stock, $4.00 par value; shares authorized 15,000,000, 6,016,801 shares issued and outstanding	—	24,067	(24,067)	Note 2	—
Warrant	946	—	—		946
Additional paid in capital	244,332	41,440	96,252	Note 2	382,024
Retained earnings	108,751	21,940	(21,940)	Note 2	108,751
Accumulated other comprehensive loss	(502)	(2,585)	2,585	Note 2	(502)

Total shareholders' equity	410,382	100,162	52,869		563,413

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,803,952	$917,409	$123,736		$4,845,097

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

For the Three Months Ended March 31, 2014

(dollars in thousands)

	Eagle	Virginia Heritage	Pro Forma Adjustments		Pro Forma Combined
Interest Income
Interest and fees on loans	$40,363	$8,430	$(34)	Note 3	$48,759
Interest and dividends on investment securities	2,333	758	—		3,091
Interest on balances with other banks and depository institutions	138	16	—		154
Interest on federal funds sold	3	—	—		3

Total interest income	42,837	9,204	(34)		52,007

Interest Expense
Interest on deposits	2,412	1,183	(148)	Note 3	3,447
Interest on customer repurchase agreements and federal funds purchased	38	2	—		40
Interest on long-term borrowings	380	137	1	Note 3	518

Total interest expense	2,830	1,322	(147)		4,005

Net Interest Income	40,007	7,882	113		48,002
Provision for Credit Losses	1,934	456	—		2,390

Net Interest Income After Provision For Credit Losses	38,073	7,426	113		45,612

Noninterest Income
Service charges on deposits	1,192	165	—		1,357
Gain on sale of loans	1,843	1,087	—		2,930
Gain (loss) on sale of investment securities	8	(206)	—		(198)
Increase in surrender value of bank owned life insurance	314	—	—		314
Other income	1,106	356	—		1,462

Total noninterest income	4,463	1,402	—		5,865

Noninterest Expense
Salaries and employee benefits	13,608	3,101	—		16,709
Premises and equipment expenses	3,089	621	—		3,710
Marketing and advertising	462	48	—		510
Data processing	1,588	389	—		1,977
Legal, accounting and professional fees	974	157	—		1,131
FDIC Insurance	544	103	—		647
Other expenses	2,833	1,046	—		3,879
Amortization of intangible	—	—	146	Note 3	146

Total noninterest expense	23,098	5,465	146		28,709

Income Before Income Tax Expense	19,438	3,363	(33)		22,768
Income Tax Expense	6,939	1,159	(13)		8,085

Net Income	12,499	2,204	(20)		14,683
Preferred Stock Dividends	141	38	—		179

Net Income Available to Common Shareholders	$12,358	$2,166	$(20)		$14,504

Earnings Per Share
Basic	$0.48	$0.36	—		$0.49
Diluted	$0.47	$0.35	—		$0.48
Weighted Average Shares Outstanding—Basic	25,927,888	6,014,801	(2,085,228)		29,857,461
Weighted Average Shares Outstanding—Diluted	26,575,155	6,208,605	(2,279,032)		30,504,728

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

For the Year Ended December 31, 2013

(dollars in thousands)

	Eagle	Virginia Heritage	Pro Forma Adjustments		Pro Forma Combined
Interest Income
Interest and fees on loans	$148,801	$31,453	$(136)	Note 3	$180,118
Interest and dividends on investment securities	7,792	2,430	—		10,222
Interest on balances with other banks and other depository institutions	689	54	—		743
Interest on federal funds sold	12	—	—		12

Total interest income	157,294	33,937	(136)		191,095

Interest Expense
Interest on deposits	10,614	4,906	(591)	Note 3	14,929
Interest on customer repurchase agreements and federal funds purchased	254	12	—		266
Interest on long-term borrowings	1,636	322	5	Note 3	1,963

Total interest expense	12,504	5,240	(586)		17,158

Net Interest Income	144,790	28,697	450		173,937
Provision for Credit Losses	9,602	1,764	—		11,366

Net Interest Income After Provision For Credit Losses	135,188	26,933	450		162,571

Noninterest Income
Service charges on deposits	4,607	652	—		5,259
Gain on sale of loans	14,578	7,919	—		22,497
Gain on sale of investment securities	19	557	—		576
Increase in surrender value of bank owned life insurance	720	229	—		949
Other income	4,792	1,319	—		6,111

Total noninterest income	24,716	10,676	—		35,392

Noninterest Expense
Salaries and employee benefits	47,481	14,277	—		61,758
Premises and equipment expenses	11,923	2,414	—		14,337
Marketing and advertising	1,686	259	—		1,945
Data processing	5,903	1,403	—		7,306
Legal, accounting and professional fees	3,449	615	—		4,064
FDIC Insurance	2,263	514	—		2,777
Other expenses	11,874	4,781	—		16,655
Amortization of intangible	—	—	583	Note 3	583

Total noninterest expense	84,579	24,263	583		109,425

Income Before Income Tax Expense	75,325	13,346	(133)		88,538
Income Tax Expense	28,318	4,346	(53)		32,611

Net Income	47,007	9,000	(80)		55,927
Preferred Stock Dividends	566	153	—		719

Net Income Available to Common Shareholders	$46,441	$8,847	$(80)		$55,208

Earnings Per Share
Basic	$1.81	$1.70	—		$1.86
Diluted	$1.76	$1.65	—		$1.82
Weighted Average Shares Outstanding—Basic	25,726,062	5,217,531	(1,287,958)		29,655,635
Weighted Average Shares Outstanding—Diluted	26,358,611	5,359,521	(1,429,948)		30,288,184

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation:

        The Merger will be accounted for as an acquisition by the Company of Virginia Heritage using the acquisition accounting method under ASC 805 and, accordingly, the assets and liabilities of Virginia Heritage will be recorded at their respective fair values on the date the Merger is completed.

        The Merger will be effected by the issuance of a combination of shares of our common stock, $0.01 par value, and cash to Virginia Heritage shareholders. Each share of Virginia Heritage common stock will be exchanged for a number of shares of Eagle common stock and cash per share, determined in accordance with Section 3.01 of the Merger Agreement. This pro forma analysis uses an assumed exchange ratio of 0.6531 shares, resulting in a $21.50 value per Eagle common stock for each Virginia Heritage share and $7.50 cash consideration per Virginia Heritage share. Based on these assumptions, the aggregate purchase price of Virginia Heritage's common stock is $174.5 million, excluding options. The final exchange ratio could be higher or lower than 0.6531, depending upon the average closing price of our common stock during the 20 trading days ending on the fifth trading day prior to closing of the Merger. For the purposes of these unaudited pro forma combined financial statements the shares of our common stock issued in connection with the Merger are assumed to have a value equal to $32.92 per share, the closing price as of June 6, 2014, the last trading day before announcement of the Merger.

        The unaudited pro forma combined financial statements include estimated adjustments to record assets and liabilities of Virginia Heritage at their respective fair values. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the Merger is completed and additional analyses are performed to determine the fair values of Virginia Heritage tangible and identifiable intangible assets and liabilities as of the closing date the Merger. Changes in the fair value of the net assets of Virginia Heritage as of the closing date of the Merger likely will change the amount of purchase price allocable to goodwill. The further refinement of transaction costs, changes in Virginia Heritage's shareholders' equity, including net income, asset valuations and other items identified in the Merger Agreement, between March 31, 2014 and the closing date of the Merger will further impact the amount of the purchase price and any excess purchase price recorded, as compared to this pro forma analysis. Also impacting the final amounts will be changes to our stock price, as noted above. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

        The unaudited pro forma combined balance sheet assumes that the Merger occurred March 31, 2014. The unaudited pro forma combined income statements for the three months ended March 31, 2014 and the twelve months ended December 31, 2013 assume the transaction occurred at the beginning of each period.

        The unaudited pro forma combined information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

Note 2. Adjustments to Equity:

        The unaudited pro forma combined financial information reflects the issuance of 3,929,573 shares of our common stock. The table below provides the calculation of the number of shares issued:

Shares of Virginia Heritage common stock outstanding	6,016,801
Exchange ratio	0.6531

Eagle Bancorp common stock issued	3,929,573

        The unaudited pro forma combined financial statements include adjustments to shareholders' equity for the elimination of Virginia Heritage's common stock of $24.1 million accumulated other comprehensive loss of $2.6 million and the elimination of Virginia Heritage's retained earnings of $21.9 million. All of these amounts have been reclassified into additional paid in capital.

        In accordance with ASC 805-30-30-9 a value of $8.4 million is being attributed to the outstanding Virginia Heritage stock options to be assumed by us upon consummation of the Merger.

        The following table provides the calculation of the number of shares issued and pro forma adjustments to shareholders' equity.

Pro Forma Adjustments to Shareholders' Equity
Purchase Price:
Shares of Eagle common stock issued	3,929,573
Eagle par value	$0.01	39,296

Less Virginia Heritage's common stock		(24,067,000)

Common stock adjustment		(24,027,704)

Additional paid in capital adjustment
Purchase price—Virginia Heritage's common stock (Note 3)		174,487,229
Less: Cash contribution		(45,126,008)
Less: Eagle common stock issued		(39,296)
Purchase price—estimated fair value of
Virginia Heritage's stock options		8,369,926
Virginia Heritage's additional paid in capital		(41,440,000)

Additional paid in capital adjustment		96,251,851

Retained earnings adjustment—Virginia Heritage		(21,940,000)
Elimination of Virginia Heritage's accumulated other comprehensive loss		2,585,000

Total shareholders' equity adjustment		52,869,147

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

Note 3. Acquisition Accounting Adjustments:

        The acquisition accounting adjustments included in the pro forma balance sheet include the following.

Loan premiums (yield adjustment)	$2,095,960	(average life of 48 months)
Credit quality fair value adjustment on loans	$(11,613,488)
Eliminate existing allowance for credit losses	$10,062,000
Core deposit intangible	$5,828,343	(average life of 120 months)
Long-term borrowings premiums (yield adjustment)	$20,000	(average life of 48 months)
Total time deposits discounts (yield adjustment)	$(887,000)	(average life of 18 months)
Deferred income tax liability (at 40% rate)	$(2,202,326)

        The adjustments recorded for these assets and liabilities on the closing date of the merger could vary significantly from the pro forma adjustments included herein depending on changes in interest rates and the components of the assets and liabilities, including credit quality. Virginia Heritage had no previous unamortized purchase or acquisition adjustments.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

Note 3. Acquisition Accounting Adjustments: (Continued)

        The table below identifies all pro forma adjustments as well as the unidentified intangible recorded as Goodwill.

Purchase Price:
Virginia Heritage common shares outstanding		6,016,801
Exchange ratio		0.6531

Eagle Bancorp common shares issued excluding options		3,929,573
Total consideration per Virginia Heritage common share		$29.00 (1)
Purchase price of Virginia Heritage common shares (6,016,801 shares X $29.00 per share)		174,487,229
Estimated fair value of Virginia Heritage stock options		8,369,926

Purchase price		182,857,155
Net Assets Acquired:
Virginia Heritage common shareholders' equity		84,862,000

Excess of purchase price over carrying value of net assets acquired		97,995,155
Estimated (debit) credit adjustments to reflect fair value of assets acquired and liabilities assumed:
Estimated core deposit intangible
Virginia Heritage's core deposits	466,267,378
Premium rate	1.25%

		(5,828,343)
Fair value adjustment on loan yields		(2,095,960)
Credit quality fair value adjustment on loans		11,613,488
Eliminate existing allowance for credit losses		(10,062,000)
Fair value adjustment on total time deposits		887,000
Fair value adjustment on long-term borrowings		(20,000)
Deferred income tax liability (at 40% rate)		2,202,326

Goodwill		94,691,666

(1)
$29.00 total consideration per share of Virginia Heritage common stock will be applied so long as the Eagle average price during the price determination period is at least $29.00 and not greater than $35.50 per share.

Note 4. Direct Transaction Costs:

        The plan to integrate Eagle and Virginia Heritage is still being developed. Over the next several months, the specific plan will continue to be refined. Work is currently in process to assess personnel, benefit plans, premises, equipment, computer systems, and service contracts to determine where redundancies can be eliminated and integration benefits can be achieved. Certain decisions arising from these assessments may involve involuntary terminations, changing information systems, canceling contracts and disposition or accelerated write-offs of assets. Eagle and Virginia Heritage expect to incur Merger related expenses including system conversion costs, employee retention and severance agreements, communications to customers and others. To the extent these are costs associated with these actions, the costs will be recorded based on the nature and timing of these actions. Most acquisition and restructuring

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

Note 4. Direct Transaction Costs: (Continued)

costs are recognized separately and generally expensed as incurred. We estimate the pre-tax Merger related costs to be approximately 5.0% of the purchase price, or $9.1 million, and expect these costs to be incurred in 2014. These estimated costs are not included in the accompanying unaudited pro forma combined financial statements.

Note 5. Subordinated Debt:

        The pro forma presentation at March 31, 2014 assumes the issuance of $70.0 million of subordinated debt bearing interest at a rate of 5.75%. The subordinated debt is intended to qualify as Tier 2 capital for regulatory purposes to the fullest extent permitted. The pro forma balance sheet does not reflect expense of issuance of approximately $1.1 million. The pro forma combined income statements for the three months ended March 31, 2014 and the year ended December 31, 2013 do not reflect interest expense on the subordinated debt during the period.

DESCRIPTION OF THE SUBORDINATED NOTES

        The Subordinated Notes offered by this prospectus supplement will be issued by the Company pursuant to the Indenture. We have summarized the general terms and provisions of the Indenture below but the summary is not complete. The following description of the particular terms of the Subordinated Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you. We have summarized the material terms of the Indenture. You should read the Indenture for more complete descriptions of the terms of the Indenture.

        General.    The Subordinated Notes issued in this offering will initially be limited to $70,000,000 principal amount. Under the Indenture, the aggregate principal amount of Subordinated Notes which may be sold and delivered in other offerings is unlimited. The Subordinated Notes may be sold in one or more series with the same or various maturities, at par, at a premium, or at a discount.

        The Subordinated Notes will mature on September 1, 2024. The Subordinated Notes are not convertible into, or exchangeable for, equity securities of the Company. There is no sinking fund for the Subordinated Notes.

        Interest.    The Subordinated Notes will bear interest at the rate of 5.75% per annum. Interest on the Subordinated Notes will accrue from the dare of original issue, and will be payable semi-annually, in arrears, on each March 1 and September 1, commencing on March 1, 2015. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        If an interest payment date or the maturity date for the Subordinated Notes falls on a day that is not a business day, we will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Subordinated Notes will not be entitled to any further interest or other payments with respect to such postponements.

        When we use the term "business day", we mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close. The interest payable on the Subordinated Notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the Subordinated Notes are registered at the close of business on February 15 and August 15 whether or not a business day, immediately preceding the interest payment date. However, interest that is paid on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Subordinated Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

        Ranking.    The Subordinated Notes will rank equally with all other unsecured subordinated indebtedness of the Company issued in the future under the Indenture. The Subordinated Notes will also rank equally with the Company's $9.3 million principal amount of 8.5% Subordinated Notes due 2021. As of March 31, 2014, we had no other outstanding subordinated indebtedness.

        The Subordinated Notes will be subordinated in right of payment to all of our senior indebtedness, and other specified company obligations. The Subordinated Notes will be obligations of Eagle Bancorp, Inc. only and will not be guaranteed by any of our subsidiaries, including EagleBank, which is our principal subsidiary. The Subordinated Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of EagleBank, its depositors) generally will be paid from those subsidiaries' assets before holders of the Subordinated Notes would have any claims to those assets. The Indenture and the Subordinated Notes do not limit the amount of senior indebtedness, secured indebtedness, or other liabilities having priority over the Subordinated Notes that we or our subsidiaries may incur. As of March 31, 2014, on a consolidated basis, our outstanding indebtedness (including deposits) totaled approximately $3.4 billion, which includes $9.3 million of outstanding subordinated unsecured indebtedness.

        "Senior indebtedness" has the meaning given to such term in the resolutions of the board of directors or supplemental indenture establishing a series of subordinated indebtedness, and includes:

  •
  the principal and any premium or interest for money borrowed or purchased by the Company;

  •
  the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company;

  •
  any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement;

  •
  obligations to general and trade creditors;

  •
  an obligation arising from direct credit substitutes; and

  •
  any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements;

in each case, whether now outstanding, or created, assumed or incurred in the future. With respect to the Subordinated Notes, senior indebtedness excludes any indebtedness that:

  •
  expressly states that it is junior to, or ranks equally in right of payment with, the Subordinated Notes; or

  •
  is identified as junior to, or equal in right of payment with, the Subordinated Notes in any board resolution establishing such series of subordinated indebtedness or in any supplemental indenture.

        Upon the liquidation, dissolution, winding up, or reorganization of Eagle, Eagle must pay to the holders of all senior indebtedness the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the Subordinated Notes. If, after we have made those payments on our senior indebtedness there are amounts available for payment on the Subordinated Notes, then we make any payment on the Subordinated Notes. Because of the subordination provisions and the obligation to pay senior indebtedness described above, in the event of insolvency of Eagle, holders of the Subordinated Notes may recover less ratably than holders of senior indebtedness and other creditors of Eagle.

        Events of Default; Acceleration of Payment; Limitation on Suits.    The Subordinated Notes and Indenture provide for only limited events upon which the principal of the Subordinated Notes may be accelerated. These events are:

  •
  A court having jurisdiction shall enter a decree or order for the appointment of appointing a receiver, liquidator, trustee, or similar official in any receivership, insolvency, liquidation, or similar proceeding relating to the Company, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

  •
  The Company shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any receivership, insolvency, liquidation or similar proceeding with respect to the Company; or

  •
  A "major depository institution subsidiary" of the Company shall be the subject of a receivership, insolvency, liquidation or similar proceeding.

        The Subordinated Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal on the Subordinated Notes, including:

  •
  Default in the payment of any installment of interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  •
  Default in the payment of the principal (or premium, if any) on any debt security of that series when it becomes due and payable; or

  •
  Failure by the Company duly to observe or perform any of the other covenants or agreements in the debt securities of that series, in any resolution of the Board of Directors of the Company authorizing the issuance of that series of debt securities, in the Indenture with respect to such series or in any supplemental indenture with respect to such series (other than a covenant a default in the performance of which is elsewhere in Indenture specifically dealt with), continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the trustee or by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding.

        There is no right of acceleration in the case of a default in the payment of principal of or interest on the Subordinated Notes or in our non-performance of any other obligation under the Subordinated Notes or the Indenture. If we default in our obligation to pay any interest on the Subordinated Notes when due and payable and such default continues for a period of thirty days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Subordinated Notes of the performance of any covenant or agreement in the Indenture.

        No holder of Subordinated Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

  •
  such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Subordinated Notes;

  •
  the holders of not less than 25% in principal amount of the Subordinated Notes shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture; such holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;

  •
  the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

  •
  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Subordinated Notes.

        In any event, the Indenture provides that no one or more of such holders shall have any right under the Indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.

        Redemption.    The Subordinated Notes may not be redeemed, called or mandatorily repurchased by us prior to the maturity date except upon the occurrence of certain special events described below.

        We may, at our option, redeem the Subordinated Notes before the maturity date in whole, at any time, or in part from time to time, upon the occurrence of:

  •
  a "Tax Event" defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that an amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which change or amendment becomes effective or which pronouncement or decision is announced on or after the date of the issuance of the Subordinated Notes, resulting in more than an insubstantial risk that the interest payable on the Subordinated Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

  •
  a "Tier 2 Capital Event" defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Subordinated Notes, the Subordinated Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 Capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us that would preclude the Subordinated Notes from being included as Tier 2 capital; or

  •
  Eagle Bancorp becoming required to register as an investment company pursuant to the Investment Company Act of 1940. Any such redemption will be at a redemption price equal to the principal amount of the Subordinated Notes plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption, call or repurchase of the Subordinated Notes following one of these events would require prior approval of the Federal Reserve.

        Our election to redeem any Subordinated Notes upon the occurrence of any of the events enumerated above will be provided to the Trustee at least 60 days prior to the redemption date. In case of any such election, notice of redemption must be provided at any time after giving not less than 30 nor more than 60 days' notice to the holders of the Subordinated Notes.

        Consolidation, Merger and Sale of Assets.    The Indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease its assets substantially as an entirety to us, unless:

  •
  if we consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a corporation organized and validly existing under the laws of the United States of America, any of its states or the District of Columbia, which person must expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on the Subordinated Notes and the performance or observance of our covenants under the Indenture;

  •
  immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

  •
  we have complied with our obligations to deliver certain documentation to the Trustee.

        Further Issues.    We may, from time to time, without notice to or the consent of the holders of the Subordinated Notes, create and issue further notes ranking equally with the Subordinated Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Subordinated Notes and have the same terms as to status, redemption or otherwise as the Subordinated Notes.

        Paying Agent.    We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Subordinated Notes non-Global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed Wilmington Trust, National Association, at its office in Minneapolis, Minnesota, as the paying agent for the subordinated debt securities. We must notify you of changes in the paying agents.

        Governing Law.    The Indenture provides that the Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of Maryland, except that the rights, immunities, duties and liabilities of the Trustee will be governed by New York law.

        Subordinated Notes Intended to Qualify as Tier 2 Capital.    The Subordinated Notes are intended to qualify as Tier 2 Capital under the capital rules established by the Federal Reserve for financial holding companies that became applicable to Eagle on January 1, 2015. The rules set forth specific criteria for instruments to qualify as Tier 2 Capital. Among other things, the Subordinated Notes must:

  •
  be unsecured;

  •
  have a minimum original maturity of at least five years;

  •
  be subordinated to depositors and general creditors;

  •
  not contain provisions permitting the holders of the Subordinated Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary; and

  •
  not contain provisions permitting the institution to redeem or repurchase the Subordinated Notes prior to the maturity date without prior approval of the Federal Reserve.

        Clearance and Settlement.    The Subordinated Notes will be represented by one or more permanent global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with, or on behalf of DTC and registered in the name of Cede & Co. (DTC's partnership nominee). The Subordinated Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the Depositary or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Subordinated Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Subordinated Notes while the Subordinated Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Subordinated Notes, so long as the corresponding securities are represented by Global Notes.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act of 1934, as amended. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

        DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

        As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

  •
  will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

  •
  will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

  •
  will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

        All redemption proceeds, distributions and dividend payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Eagle, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC's or any direct or indirect participant's records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any direct or indirect participant's records relating to these beneficial ownership interests.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Eagle nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

        Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

DESCRIPTION OF THE INDENTURE

        General.    The Subordinated Notes offered by this prospectus supplement will be issued by the Company under the Indenture. The following description of the particular terms of the Indenture supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you. We have summarized the material terms of the Indenture. You should read the Indenture for more complete descriptions of the terms of the Indenture.

        Under the Indenture we may offer from time to time debt securities in the form of unsecured subordinated debentures, notes or other evidences of indebtedness. The aggregate principal amount of the debt securities which we may issue under the Indenture is unlimited, and the debt securities may be issued in one or more series. Any debt securities issued under the Indenture will be established pursuant to one or more resolutions of the Company, or to one or more indentures supplemental to the Indenture. Such resolutions or indentures supplemental, as applicable, shall also set forth the particular terms of each series of debt securities established thereby, which will generally include, among other things:

  •
  The title of the debt securities and the series in which such debt securities shall be included;

  •
  Any limit upon the aggregate principal amount of the debt securities (and premium if any);

  •
  Whether any debt securities of the series are to be issuable initially or otherwise in global form and, if so, (a) whether beneficial owners of interests in any such global debt securities may exchange such interest for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner specified in Indenture, (b) the name of the depository with respect to any global debt securities, and (c) the manner in which interest payable on a global Security will be paid;

  •
  The terms, if any, upon which the debt securities of any series may be convertible into or exchanged for common stock, preferred stock, other indebtedness of the Company or another obligor, or warrants for common stock, preferred stock or indebtedness or other securities of any kind of the Company or any other obligor, and the terms and conditions upon which such conversion or exchange shall be effected;

  •
  The date or dates, or the method, if any, by which such date or dates shall be determined, on which the principal of such debt securities is payable;

  •
  The rate or rates at which such debt securities shall bear interest, if any, or the method, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method, if any, by which such date or dates are to be determined, the interest payment dates, and the regular record dates, if any, on which such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  Whether and under what circumstances additional amounts, which are required by the Indenture or any debt securities to be paid by the Company in respect of certain taxes imposed on the holders of such debt securities, shall be payable;

  •
  The place or places, if any, where the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable, any debt securities of the series may be surrendered for registration of transfer, any debt securities of the series may be surrendered for exchange or conversion and notices, or demands to or upon the Company in respect of the debt securities of the series and the Indenture may be served;

  •
  Whether and the terms and conditions upon which the debt securities of the series or any of them are to be redeemable at the option of the Company and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of the Company;

  •
  Whether and the terms and conditions upon which the Company is obligated to redeem, or purchase debt securities of the series or any of them pursuant to any sinking fund or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of the debt securities of the series so redeemed or purchased;

  •
  The denominations in which debt securities of the series, if any, shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

  •
  If other than the principal amount thereof, the portion of the principal amount of the debt securities of the series of any of them which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture or the method by which such portion is to be determined;

  •
  If the principal of (and premium, if any) or interest, if any, or any required additional amounts, on the debt securities of the series or any of them are to be payable, at the election of the Company or a holder thereof, in a coin or currency, composite currencies or currency unit or units other than that in which the debt securities of the series or any of them are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

  •
  Any deletions from, modifications of or additions to the events of default or covenants of the Company, as provided in the Indenture, with respect to the debt securities of the series or any of them;

  •
  The terms pursuant to which the debt securities of such series will be made subordinate in right of payment to the Company's senior indebtedness and the definition of such senior indebtedness with respect to such series;

  •
  If the debt securities of the series or any of them are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

  •
  If the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt securities of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

  •
  Whether any of the debt securities of a series shall be issued as original issue discount securities, which are debt securities which provide for declaration of an amount less than the principal thereof to be due and payable upon acceleration; and

  •
  Any other terms of the debt securities of the series or any of them.

        With the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of any series affected by a supplemental indenture, the Company may with respect to such series of debt securities enter into an indenture or supplemental indenture with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders such debt securities of such series; provided, however, that no such indenture or supplemental indenture shall, without the consent of the holder of each outstanding debt security affected thereby:

  •
  Change the maturity date of the principal of, or any installment of interest on, any such debt security, or reduce the principal amount thereof or the rate of interest thereon or any additional amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the Company to pay additional amounts, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration, or change the place of payment, coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity date thereof;

  •
  Reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such indenture or supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; or

  •
  Modify, directly or indirectly, certain provisions in the Indenture relating to the subordination of the indebtedness resented by such debt securities, or modify the definition of senior indebtedness in any manner that might alter or impair the subordination of the debt securities with respect to senior indebtedness then outstanding (unless each holder of such senior indebtedness has consented thereto in writing).

        The debt securities may be issued in global form, and are referred to herein as "global securities." Global securities will be deposited with a depositary that we will identify in a supplemental indenture. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of global securities, including the depositary arrangements for each series of global securities, will be described in the applicable supplemental indenture.

        Subordinated Debt.    The debt securities will be subordinated in right of payment to the prior payment in full of the Company's senior indebtedness, which includes with respect to any series of debt securities issued under the Indenture, shall have the meaning ascribed to such term in the board resolutions or supplemental indenture establishing such series, and shall include: (i) any indebtedness described as senior indebtedness in the resolutions of the Company that provide for the creation and issuance of such series of debt securities; (ii) the principal and any premium or interest for money borrowed or purchased by the Company; (iii) the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company; (iv) any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement; (v) an obligation arising from direct credit substitutes; and (v) any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; in each case, whether outstanding on the date the Indenture became effective, or created, assumed or incurred after that date. The senior indebtedness of the Company, however, excludes any indebtedness that: (a) expressly states that it is junior to, or ranks equally in right of payment with, the applicable series of debt securities issued under the Indenture; or (b) is identified as junior to, or equal in right of payment with, the applicable debt securities issued under the Indenture in the resolutions of the Company, or under an supplemental indenture, that that provides for the establishment and issuance of such indebtedness.

        Registration, Transfer and Exchange.    With respect to the debt securities of each series, except as otherwise specified with respect to debt securities issued in global form, the Company shall cause to be kept, at an office or agency of the Company, a register providing for the registration of the debt securities of each series and of transfers of the debt securities of such series, subject to such reasonable regulations as it may prescribe and to certain restrictions set forth in the Indenture.

        Except as set forth in a supplemental indenture or any resolution of the Board of Directors of the Company authorizing the issuance of a series of global securities, any global security shall be exchangeable for debt securities of such series only if:

  •
  If the depository is at any time unwilling or unable or ineligible to continue as a depository and a successor depository is not appointed by the Company within 90 days of the date the Company is so notified in writing;

  •
  The Company executes and delivers to the trustee an order to the effect that such global securities shall be so exchangeable; or

  •
  An event of default has occurred and is continuing with respect to the global securities and the Company or the Depository shall have requested such exchange.

        The Indenture provides that if any mutilated debt security is surrendered to the trustee, subject to the provisions of the Indenture, the Company shall issue in exchange therefor a new debt security of the same series containing identical terms and of like principal amount. With respect to destroyed, lost or stolen debt securities, the Company the Company shall issue in exchange therefor a new debt security of the same series containing identical terms and of like principal amount, if (a) the Company and trustee have received evidence to their satisfaction of the destruction, loss or theft, (b) the holder thereof provides security indemnity as may be required by the Company and trustee, and (c) neither the Company or trustee shall have received a notice that such debt security has been acquired by a bona fide purchaser. In any event, if a mutilated, destroyed, lost or stolen debt security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new debt security, pay such debt security.

        Payment.    The holder of any debt security shall, under the Indenture, have the absolute, unconditional right to receive payment of the principal of (and premium, if any), and subject to certain restrictions provided in the Indenture, interest on or any additional amounts in respect of such debt security on the respective maturity dates specified in the particular terms governing such debt security (or, in the case of redemption, on the redemption date specified).

        Satisfaction and Discharge.    The Company may direct that the Indenture cease to be of further effect with respect to any series of Securities (except as to any surviving rights of registration of transfer or exchange of debt securities of such series, to certain provisions relating to the payment of amounts held in trust to pay and discharge indebtedness under such debt securities, and rights to receive certain additional amounts, as set forth in the Indenture), if any of the following occur:

  •
  All debt securities of such series (other than debt securities of such series (a) which have been mutilated, destroyed, lost or stolen and which have been replaced or paid, or (b) for which a sum of money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities (including such indebtedness not yet due and payable) has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the trustee for cancellation; or

  •
  All debt securities of such series are not delivered to the trustee for cancellation (a) have become due and payable, (b) will become due and payable at their stated maturity within one year and such debt securities are not convertible into other securities, or (c) if redeemable at the option of the Company, such debt securities are not convertible into other debt securities and are to be called for redemption within one year under arrangements satisfactory to the trustee, and the Company, in the case of (a), (b) or (c) above, as applicable, has deposited a sum of money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not delivered to the trustee for cancellation (including such indebtedness not yet due and payable);

and the Company has:

  •
  Paid all other sums payable in respect of such outstanding debt securities; and

  •
  Delivered to the trustee an officer's certificate and opinion of counsel, each stating that all conditions in the Indenture relating to the satisfaction and discharge of such series have been complied with.

        Amounts held in trust to pay and discharge the entire indebtedness on the debt securities of any series shall be used to pay such indebtedness in accordance with the Indenture. All such amounts held with respect to debt securities that are subsequently converted shall be returned to the Company.

        If the particular terms of any series of debt securities provide for defeasance of the debt securities, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of such series when:

  •
  (a) The Company has deposited, as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series (including such indebtedness not yet due and payable); (b) with respect to any such series of debt securities which are denominated in United States dollars, the Company has deposited, as obligations in trust for such purpose, such amount of direct obligations of, or obligations the timely payment of the principal of and interest on which are fully guaranteed by, the United States of America and which are not callable at the option of the issuer thereof as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all on all outstanding debt securities of such series (including such indebtedness not yet due and payable); or (c) the Company has properly fulfilled such other means of satisfaction and discharge as is specified with respect to all outstanding debt securities of such series;

  •
  The Company has paid all other sums payable in respect of such outstanding debt securities;

  •
  The Company has delivered to the trustee a certificate signed by a nationally recognized firm of independent public accountants certifying as to the sufficiency of the amounts deposited pursuant to clauses (a) or (b) in the first bullet-point above subsections for payment of and discharge the entire indebtedness on all outstanding debt securities of such series (including such indebtedness not yet due and payable), and an officer's certificate and an opinion of counsel, each stating that no event of default or event which with notice or lapse of time or both would become an event of default with respect to such debt securities shall have occurred and all conditions precedent in the Indenture relating to the satisfaction and discharge of such series have been complied with; and

  •
  The Company has delivered to the trustee (a) an opinion of independent counsel, which may be based upon a ruling from the Internal Revenue Service, that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and (b) if the debt securities of such series are then listed on a national securities exchange, an opinion of counsel that the debt securities of such series will not be delisted as a result of the exercise of the defeasance.

        Events of Default.    Event of default means, except as provided in any supplemental indenture, with respect to any series of debt securities, any of the following:

  •
  Default in the payment of any installment of interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  •
  Default in the payment of the principal (or premium, if any) on any debt security of that series when it becomes due and payable;

  •
  Default in the payment of any sinking fund payment with respect to any debt security of that series as and when it becomes due and payable;

  •
  Failure by the Company to deliver the required debt securities or other rights upon an appropriate conversion or exchange election by any holder of convertible debt securities;

  •
  Failure by the Company duly to observe or perform any of the other covenants or agreements in the debt securities of that series, in any resolution of the Board of Directors of the Company authorizing the issuance of that series of debt securities, in the Indenture with respect to such series or in any supplemental indenture with respect to such series (other than a covenant a default in the performance of which is elsewhere in Indenture specifically dealt with), continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the trustee or by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

  •
  A court having jurisdiction in the premises shall enter a decree or order for the appointment of appointing a receiver, liquidator, trustee, or similar official in any receivership, insolvency, liquidation, or similar proceeding relating to the Company, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

  •
  The Company shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any receivership, insolvency, liquidation or similar proceeding with respect to the Company;

  •
  A "major depository institution subsidiary" of the Company shall be the subject of a receivership, insolvency, liquidation or similar proceeding; or

  •
  Any other event of default specified with respect to debt securities of that series.

        Unless the resolution adopted by the Company or supplemental indenture establishing a series of debt securities provides otherwise if an event of default specified in the sixth, seventh or eighth bullet points above (regarding certain events of receivership, insolvency or liquidation and similar proceedings) with respect to debt securities of a series, the principal amount of all the debt securities of that series (or, if any securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified by the particular terms thereof), together with accrued and unpaid interest, if any, thereon, shall automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable. Holders of Subordinated Notes will not have any right to accelerate the payment of the principal amount of any series of debt securities upon the occurrence of any other event of default, including a default of the payment of interest.

        If default is made in the payment of any installment of interest on or any additional amounts payable in respect of any debt security when such interest or additional amounts shall have become due and payable and such default continues for a period of 30 days, or default is made in the payment of the principal of (or premium, if any, on) any debt security at its maturity, the Company will, upon demand of the trustee, pay to the trustee, for the benefit of the holders of such debt securities, the whole amount then due and payable on such securities for interest or other amounts, or principal (and premium, if any) and interest or additional amounts, if any, as applicable, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest or any additional amounts, at the rate(s) provided in the particular terms of such debt securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the trustee.

        If the Company fails to pay such amounts, the trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such debt securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated. If an event of default with respect to debt securities of any series occurs and is continuing, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by such appropriate judicial proceedings that the trustee believes is the most effective in protecting and enforcing any such rights.

        In case of any pending receivership, insolvency, liquidation or similar proceeding relative to the Company or any other obligor upon the debt securities or the property of the Company or of such other obligor or their creditors, the trustee shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the (i) whole amount or such lesser amount as may be provided for in the particular terms governing the debt securities of such series of the entire indebtedness on all outstanding debt securities of such series (including such indebtedness not yet due and payable) (ii) trustee, including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel, and (iii) of the holders, and (b) to collect, receive and distribute any amounts or other property payable or deliverable on any such claims. The trustee shall not, however, have any authority to consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the debt securities or the rights of any holder thereof, or to authorize the trustee to vote in respect of the claim of any holder in any such proceeding.

        At any time after a declaration of acceleration with respect to the debt securities of any series, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, by written notice to the company and the trustee, may rescind and annul such declaration and its consequences if:

  •
  The Company has paid or deposited with the trustee a sum sufficient to pay (a) all overdue installments of interest on and any additional amounts payable in respect of all debts securities of such series, (b) the principal of (and premium, if any, on) the debt securities of such series that is due and payable (other than by such declaration of acceleration) and the related interest at the rate(s) provided in the particular terms of such debt securities of such series; (c) to the extent that payment of such interest is lawful, interest upon overdue installments of interest or any additional amounts at the rate(s) or rates provided in the particular terms of such debt securities of such series; and (d) all sums paid or advanced by the trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the trustee; and

  •
  all events of default with respect to the debt securities of such series, other than the non-payment of the principal of debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived.

        Amounts collected by the trustee in connection with any maturity, demand, judgment or decree shall be applied, subject to the subordination provision of the Indenture, by the trustee:

  •
  First, to the payment of all amounts due the trustee and any predecessor trustee in respect of compensation and reimbursement;

  •
  Second, to the payment of the amounts then due and unpaid upon the debt securities for principal (and premium, if any) and interest or any additional amounts payable in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such debt securities for principal (and premium, if any), interest or any additional amounts, respectively; and

  •
  Third, the balance, if any, to the Company.

        Limited Rights.    No holder of any debt security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

  •
  The holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of such series;

  •
  The holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made written request to the trustee to institute proceedings in respect of such event of default;

  •
  Such holder or holders have offered indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

  •
  The trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  •
  No direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

        No holder under the Indenture has the right to affect, disturb or prejudice the rights of any other such holders or holders of debt securities of any other series, or to obtain or to seek to obtain priority or preference over any other holders or to enforce any right under the Indenture, except in the manner specified in the Indenture and for the equal and ratable benefit of all such holders. Notwithstanding the foregoing, the holder of any debt security shall, under the Indenture, have the absolute, unconditional right to receive payment of the principal of (and premium, if any), and subject to certain restrictions provided in the Indenture, interest on or any additional amounts due thereon on the respective maturity dates specified in the particular terms governing such debt security, and to institute suit for the enforcement of such holder's right to receive payment such amounts and such right shall not be impaired without the consent of such holder.

        Consolidation, Merger and Sales.    Neither the Indenture nor any of the particular terms governing any debt security will prevent any consolidation or merger of the Company with or into any other persons, or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or will prevent any conveyance, transfer or lease of the property of the Company as an entirety or substantially as an entirety, to any other person; provided, however, that:

  •
  In the event the Company shall consolidate with or merge into another person or convey, transfer or lease its substantially all of its properties and a to any person, the person formed by such consolidation or merger, or the person which acquires by conveyance or transfer, or which leases, substantially all of the properties and assets of the Company shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, the due and punctual payment of the principal of (and premium, if any) and interest on or any additional amounts in respect of all the debt securities and the performance of every other covenant of this Indenture on the part of the Company to be performed or observed;

  •
  Immediately after giving effect to such transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of Default, shall have happened and be continuing; and

  •
  Each of the Company and the successor person has delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with the foregoing requirements and the other provisions relating to any such transaction in the Indenture (and supplemental indenture as applicable), and that all conditions precedent in the Indenture (and supplemental indenture as applicable) relating to such transaction have been complied with.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the Subordinated Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the United States Internal Revenue Code of 1986, as amended , or the Code, the Treasury Regulations, or the Regulations, promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences with respect to Subordinated Notes that were purchased by an initial holder at their original issue price for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Subordinated Notes. This summary assumes that the Subordinated Notes will be treated as debt instruments for United States federal income tax purposes. This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, but not limited to, financial institutions, broker-dealers, traders in securities that elect mark-to-market treatment, insurance companies, partnerships or other pass-through entities, United States expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the United States dollar, or persons who hold Subordinated Notes as part of a straddle, hedge, conversion or other integrated financial transaction). In addition, this summary does not address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

        If a partnership (including for this purpose any entity or an arrangement treated as a partnership for U.S. Federal income tax purposes) holds Subordinated Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Subordinated Notes, you should consult your tax advisor.

        THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO OWNERSHIP AND DISPOSITION OF OUR SUBORDINATED NOTES. PROSPECTIVE PURCHASERS OF THE SUBORDINATED NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEIR PARTICULAR SITUATIONS OF ACQUIRING, OWNING AND DISPOSING OF THE SUBORDINATED NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

        For purposes of the following summary, a "U.S. Holder" means a beneficial owner of Subordinated Notes that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all of its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A "Non-U.S. Holder" is a beneficial owner of Subordinated Notes that is neither a U.S. Holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes.

United States Federal Income Taxation of U.S. Holders

        Payments of Stated Interest.    Stated interest on a Subordinated Note will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the holder's regular method of accounting for United States federal income tax purposes. Certain U.S. Holders may also be subject to a tax on "net investment income." Please see the discussion under "—Medicare Tax" below for additional information on the potential application of this tax. It is anticipated, and this discussion assumes, that the issue price of the Subordinated Notes will be equal to the stated principal amount or if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Regulations). If, however, the issue price of a Subordinated Note is less than the stated principal amount and the difference is more than a de minimis amount (as set forth in the applicable Regulations), a U.S. Holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method, regardless of their regular method of accounting. As a result, U.S. Holders may recognize income in respect of an original issue discount debt security in advance of the receipt of cash attributable to such income.

        Disposition of the Subordinated Note.    Upon the redemption, sale, exchange or other taxable disposition of a Subordinated Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such holder's adjusted tax basis in the Subordinated Note. A U.S. Holder's adjusted tax basis in a Subordinated Note generally will equal the cost of the Subordinated Note to such holder. Any gain or loss recognized on the disposition of a Subordinated Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the Subordinated Note is more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder (such as an individual) generally is subject to tax at a lower rate than short-term capital gain or ordinary income. The deductibility of capital losses is subject to significant limitations. Certain U.S. Holders may also be subject to a tax on "net investment income." Please see the discussion under "—Medicare Tax" below for additional information on the potential application of this tax.

        Backup Withholding and Information Reporting.    For each calendar year in which the Subordinated Notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner's name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

        In the event that a U.S. Holder subject to the reporting requirements described above fails to provide its correct taxpayer identification number in the manner required by applicable law by providing a Form W-9 or an approved substitute, or there has been received a notice of underreporting of the U.S. Holder's tax liability, we, our agent or paying agents, or a broker may be required to "backup" withhold

(the current rate is 28%) based on each payment on the Subordinated Notes and on the proceeds from a sale of the Subordinated Notes. The backup withholding obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

        Backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder's United States federal income tax liability, provided that the required information is timely furnished to the IRS.

        U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

        Medicare Tax.    Recently enacted legislation generally imposes a tax of 3.8% (the "Medicare Tax") on the "net investment income" of certain U.S. citizens and resident aliens, and on the undistributed "net investment income" of certain trusts and estates. Among other items, "net investment income" generally includes gross income from interest and net gain from the disposition of certain property, less certain related deductions.

        Prospective purchasers should consult their own tax advisor regarding the possible implications of the Medicare Tax on their particular circumstances.

        FATCA.    The Foreign Account Tax Compliance Act, or FATCA, imposes a 30% withholding tax on interest payments and proceeds of sale of interest-bearing obligations for payments made to certain foreign financial institutions, investment funds and non-financial foreign entities if certain disclosure requirements related to direct and indirect United States shareholders and/or United States accountholders are not satisfied. Consequently, FATCA could impose a withholding tax of 30% on interest income (including any original issue discount) and other periodic payments on a Subordinated Note paid to you or any non-U.S. person or entity that receives such income, or non-U.S. payee, on your behalf, unless you and each such non-U.S. payee in the payment chain comply with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements. This withholding tax could also apply to all payments made upon the sale, exchange, redemption or maturity of a Subordinated Note by a non-compliant payee. In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution's U.S. account holders (which would include some account holders that are non-U.S. entities but have U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.

        Withholding may be imposed at any point in a chain of payments if the payee is not compliant. A chain may work as follows, for example: The payment is transferred through a paying agent to a clearing system, the clearing system makes a payment to each of the clearing system's participants, and finally the clearing system participant makes a payment to a non-U.S. bank or broker through which you hold the notes, who credits the payment to your account. Accordingly, if you receive payments through a chain that includes one or more non-U.S. payees, such as a non-U.S. bank or broker, the payment could be subject to withholding if, for example, your non-U.S. bank or broker through which you hold a Subordinated Note fails to comply with the FATCA requirements and is subject to withholding. This would be the case even if you would not otherwise have been directly subject to withholding.

        A number of countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that a payment will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or investors that indirectly hold a Subordinated Note through financial institutions in) those countries.

        Prospective purchasers are encouraged to consult their own tax advisor regarding the implications of FATCA on their investment in the Subordinated Notes, as well as the status of any related federal regulations.

United States Federal Income Taxation of Non-U.S. Holders

        Payment of Interest.    Subject to the discussion of backup withholding below, payments of interest on the Subordinated Notes to a Non-U.S. Holder will not be subject to United States federal withholding tax under the "portfolio interest exemption," provided that:

  •
  such payments are not effectively connected with the conduct of a United States trade or business, or in the case of an income tax treaty resident, a United States permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States;

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a controlled foreign corporation that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us;

  •
  the United States has not determined that an inadequate information exchange agreement exists between the United States and the country to which the interest is paid pursuant to Section 871(h)(6) and Section 881(c)(6) of the Code;

  •
  the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) the beneficial owner of the Subordinated Notes certifies on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a "U.S. person" (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Subordinated Notes on behalf of the beneficial owner certifies to us or our agent as provided in the applicable Regulations, under penalties of perjury, that such a certification has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof.

        If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest exemption," payments of interest made to such Non-U.S. Holder will be subject to a 30% United States federal withholding tax unless the beneficial owner of the Subordinated Note provides a properly executed:

  •
  IRS Form W-8BEN (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty, or

  •
  IRS Form W-8ECI (or successor form) stating that interest paid on the Subordinated Note is not subject to withholding tax because it is effectively connected with a United States trade or business of the beneficial owner (in which case such interest will be subject to regular graduated United States tax rates as described below).

        Please consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

        If interest on the Subordinated Note is effectively connected with a United States trade or business of the beneficial owner (and if required by an applicable income tax treaty, attributable to a United States permanent establishment or fixed base), the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (unless reduced by an applicable income tax treaty) in respect of such interest.

        Disposition of the Subordinated Notes.    No withholding of United States federal income tax will generally be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, redemption or other taxable disposition of a Subordinated Note (except as described above under "—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest").

        Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Subordinated Note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or such gain or income is effectively connected with a United States trade or business (and, if required by an applicable treaty, is attributable to a United States permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange or other disposition of a Subordinated Note generally will not be subject to United States federal income tax, provided the Non-U.S. Holder satisfies the requirements of the "portfolio interest exemption" and is not subject to United States federal income tax on interest on a net income basis, in each case as discussed under "—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest."

        Backup Withholding and Information Reporting.    United States backup withholding tax will not apply to payments of interest on a Subordinated Note or proceeds from the sale or other disposition of a Subordinated Note payable to a Non-U.S. Holder if the certification described in "—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest" is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's United States federal income tax liability, provided that the requisite procedures are followed.

        Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

 CERTAIN ERISA CONSIDERATIONS

        Each person considering the use of the assets of (i) a pension, profit-sharing or other employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) an individual retirement account, Keogh plan or other retirement plan, account or arrangement that is subject to Section 4975 of the Code, or (iii) an entity such as a collective investment fund, partnership, separate account or insurance company general accounts whose underlying assets include the assets of such plans or accounts ((i), (ii) and (iii) collectively, "Plans"), to purchase or hold the Subordinated Notes should consider whether an investment in the Subordinated Notes would be consistent with the documents and instruments governing the plan and with its fiduciary duties, including satisfaction of applicable prudence and diversification requirements, and whether the purchase or holding of the Subordinated Notes would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each person considering the use of the assets of any other plan subject to federal, state, local or non-U.S. laws that are similar to Title I of ERISA or Section 4975 of the Code ("Similar Laws") should consider whether the purchase or holding of the Subordinated Notes would violate any Similar Laws.

        Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "Plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA, or a loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

        The purchase or holding of the Subordinated Notes by or on behalf of a Plan with respect to which the Company, the underwriters, the trustee or any of their respective affiliates are or become a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the Subordinated Notes are purchased or held pursuant to and in accordance with an applicable exemption.

        Certain prohibited transaction class exemptions ("PTCEs") issued by the U.S. Department of Labor may provide exemptive relief for prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Subordinated Notes and related lending transactions, provided that neither the entity that is the party in interest or disqualified person (i.e., the issuer, the underwriters or the trustee, as applicable) nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Subordinated Notes.

        Accordingly, the Subordinated Notes may not be purchased or held by any Plan or any entity whose underlying assets include "Plan assets" by reason of any Plan's investment in the entity or any person investing "Plan assets" of any Plan, unless (i) such purchase or holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84- 14 or the service-provider exemption or (ii) there is some other basis on which the purchase and holding of the Subordinated Notes will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        Each purchaser or holder of the Subordinated Notes or any interest therein, and each person making the decision to purchase or hold the Subordinated Notes on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the notes to the date on which the purchaser or holder disposes of its interest in the Subordinated Notes, such purchaser and holder, by its purchase or holding of the Subordinated Notes or any interest therein, (i) is not a Plan and its purchase and holding of the Subordinated Notes is not made on behalf of or with "Plan assets" of any Plan, or (ii) if it is a Plan or its purchase and holding of the Subordinated Notes is made on behalf of or with "Plan assets" of a Plan, then (A) its purchase and holding of the Subordinated Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) none of the Company, the underwriters, the trustee, nor any of their affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of the Subordinated Notes nor have they provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the notes. Each purchaser and holder of the Subordinated Notes or any interest therein, and each person making the decision to purchase or hold the Subordinated Notes on behalf of any such purchaser or holder, or on behalf of any governmental plan, church plan or foreign plan, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), by its purchase or holding of the Subordinated Notes or any interest therein, that such purchase and holding does not violate any applicable Similar Laws.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Subordinated Notes on behalf of or with "Plan assets" of any Plan (or on behalf of or with the assets of any plan subject to Similar Law) consult with their counsel regarding the relevant provisions of ERISA, the Code and any Similar Laws and the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption or basis on which the acquisition and holding will not constitute a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any applicable Similar Laws.

        Each purchaser and holder of the Subordinated Notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws. The sale of any Subordinated Notes to any Plan (or plan subject to Similar Laws) is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans (or plans subject to Similar Laws) generally or any particular Plan (or plan subject to Similar Laws), or that such an investment is appropriate for Plans (or plans subject to Similar Laws) generally or any particular Plan (or plan subject to Similar Laws).

UNDERWRITING

        We have entered into an underwriting agreement with Sandler O'Neill, as the underwriter, with respect to the Subordinated Notes being offered pursuant to this prospectus supplement. The underwriting agreement provides that the obligation of the underwriter to purchase the Subordinated Notes offered hereby is subject to certain conditions precedent and that the underwriter will purchase an aggregate of $70,000,000 in principal amount of Subordinated Notes, which represents all of the Subordinated Notes offered by this prospectus supplement, other than those covered by overallotment transactions described below, if any of these Subordinated Notes are purchased.

        Subordinated Notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. If all the Subordinated Notes are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. The offering of the Subordinated Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

        The representatives of the underwriter have advised us that Sandler O'Neill does not intend to confirm sales to any account over which its exercises discretionary authority.

Discounts, Commissions and Expenses

        The following table shows the per Subordinated Note and total underwriting discounts and commissions we will pay the underwriter:

Per Subordinated Note	1.125%
Total	$787,500

        In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $350,000, which expenses are payable by us.

Indemnification

        We have agreed to indemnify the underwriter, and persons who control the underwriter, against certain liabilities, including liabilities under the Securities Act and to contribute to payments the underwriter may be required to make in respect of these liabilities.

No Public Trading Market

        There is currently no public trading market for the Subordinated Notes. In addition, we have not applied and do not intend to apply to list the Subordinated Notes on any securities exchange or to have the Subordinated Notes quoted on an automated dealer quotation system. The underwriter has advised us that they intend to make a market in the Subordinated Notes. However, they are not obligated to do so and may discontinue any market-making in the Subordinated Notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Subordinated Notes will develop, that you will be able to sell your Subordinated Notes at a particular time, or that the price you receive when you sell will be favorable.

Stabilization

        In connection with this offering of the Subordinated Notes, the underwriter may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriter. Stabilizing transactions involve bids to purchase the Subordinated Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Subordinated Notes. Syndicate covering transactions involve purchases of the Subordinated Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Subordinated Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on one or more websites or through other online services maintained by the underwriter or by its affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriter or any of its affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter and should not be relied on by investors.

Our Relationships with the Underwriter

        The underwriter and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

        Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the Subordinated Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Subordinated Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriter require that the persons into whose possession this prospectus supplement comes inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

VALIDITY OF THE SUBORDINATED NOTES

        The validity of the Subordinated Notes we are offering will be passed upon for us by the law firm of BuckleySandler LLP, Washington, DC. Attorneys at BuckleySandler LLP who have been involved in such matters own an aggregate of approximately 6,848 shares of our common stock. Holland & Knight LLP, Washington, DC, will pass upon certain legal matters for Sandler O'Neill.

 EXPERTS

        The financial statements of the Company and the report on the effectiveness of the Company's internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, have been so incorporated in reliance on the report of Stegman & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC's internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this proxy statement/prospectus) by contacting Jane E. Cornett, Corporate Secretary, Eagle Bancorp, Inc., 7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814, telephone 301.986.1800 or from our internet website at http://www.eaglebankcorp.com.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's Public Reference Room in Washington, DC, as well as through the SEC's internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement from the documents listed below that we have previously filed with the SEC (file no. 000-25923). This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede, any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

        We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules):

  (a)
  Our Annual Report on Form 10-K for the year ended December 31, 2013;

  (b)
  Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014;

  (c)
  Our Current Reports on Form 8-K filed on January 22, 2014, January 28, 2014, February 12, 2014, February 19, 2014, March 19, 2014, April 1, 2014, April 24, 2014, May 21, 2014, June 10, 2014, July 23, 2014 and July 29, 2014;

  (d)
  Portions of our proxy statement for the annual meeting of shareholders to be held on May 15, 2014 that have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2013; and

  (e)
  The description of our common stock contained in the Registration Statement on Form 8-A filed April 30, 1999.

        All documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering will also be deemed to be incorporated by reference. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus supplement from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus supplement or accompanying prospectus. This prospectus supplement is dated July 31, 2014. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

PROSPECTUS

$125,000,000

Common Stock
Preferred Stock
Warrants
Depositary Shares
Debt Securities
Units

        We may offer, issue and sell, from time to time, in one or more offerings, shares of our common stock, shares of one or more classes or series of our preferred stock, depositary shares, warrants to purchase any of the foregoing equity securities, debt securities, or units consisting of one or more of these securities, having a maximum aggregate offering price of $125,000,000.

        We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Our common stock is listed on the Nasdaq Capital Market under the symbol "EGBN."

        You should refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See "Risk Factors" on page 4.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is October 5, 2012

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings having an initial aggregate offering price of up to $125,000,000.

        This prospectus provides you with a general description of each of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the offering and the specific terms of the securities being offered. The prospectus supplement may also add, update, or change information contained in this prospectus. Before purchasing any of our securities, you should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus. For additional information, please refer to "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC's website at www.sec.gov or at the SEC office mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contained the information, regardless of when this prospectus is delivered, or when any sale of securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

        In this prospectus, we refer to common stock, preferred stock, debt securities, depositary shares, warrants and units collectively as "securities." The terms "we," "us" "our," "Eagle" and the Company refer to Eagle Bancorp, Inc. and our subsidiaries; except that in the description of the securities we may offer, these terms refer solely to Eagle Bancorp, Inc. and not to any of our subsidiaries.

        We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

        Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

CAUTION ABOUT FORWARD LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as "may," "could," "should," "will," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," or words or phases of similar meaning. We caution that the forward looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward looking statements.

        The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward looking statements:

  •
  The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

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  Geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

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  The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board; inflation, interest rate, market and monetary fluctuations;

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  The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

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  The willingness of customers to substitute competitors' products and services for our products and services;

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  The impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

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  The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

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  Technological changes;

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  The effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

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  The growth and profitability of non-interest or fee income being less than expected;

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  Changes in the level of our non-performing assets and charge-offs;

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  Changes in consumer spending and savings habits; and

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  Unanticipated regulatory or judicial proceedings.

        If one or more of the factors affecting our forward looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward looking information and statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein. Therefore, we caution you not to place undue reliance on our forward looking information and statements. We will not update the forward looking statements to reflect actual results or changes in the factors affecting the forward looking statements.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EAGLE BANCORP

        We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC's internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this prospectus) by contacting Jane E. Cornett, Corporate Secretary, Eagle Bancorp, Inc., 7815 Woodmont Avenue, Bethesda, Maryland 20814, telephone 301.986.1800, or from our internet website at http://www.eaglebankcorp.com.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus from the documents listed below that we have previously filed with the SEC (file no. 000-25923) This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede, any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules):

  (a)
  Our Annual Report on Form 10-K for the year ended December 31, 2011;

  (b)
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

  (c)
  Our Current Reports on Form 8-K filed on February 10, 2012 (as amended March 1, 2012), February 10, 2012, February 13, 2012, March 15, 2012, March 30, 2012, April 27, 2012, May 1, 2012, May 18, 2012, June 27, 2012 and July 30, 2012; and

  (d)
  The description of our common stock contained in the Registration Statement on Form 8-A filed April 30, 1999.

        All documents that we file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the registration statement and prior to the effectiveness of the registration statement, on or after the date of this prospectus and prior to the termination of the offering also will be deemed to be incorporated by reference. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on

Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated October 5, 2012. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

EAGLE BANCORP, INC.

        Eagle Bancorp, Inc. is the registered bank holding company for EagleBank, Bethesda, Maryland, a Maryland chartered commercial bank which is a member of the Federal Reserve System. We were organized in October 1997 to be the holding company for EagleBank, which commenced operations in July 1998.

        We are a growth oriented institution, providing a high level of service and developing deep relationships with our customers. We offer a broad range of commercial banking services to our business and professional clients as well as full service consumer banking services to individuals living and/or working primarily in our service area. EagleBank was organized as an alternative to the super-regional financial institutions which dominate our market area. EagleBank's philosophy is to provide superior, personalized service to our customers. EagleBank focuses on relationship banking, providing each customer with a number of services, becoming familiar with and addressing the customer's needs in a proactive personalized fashion.

        Our principal executive offices are located at 7815 Woodmont Avenue, Bethesda, Maryland 20814, and our telephone number is 301.986.1800.

RISK FACTORS

        An investment in our securities involves various risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related noted incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of our subsidiaries, including EagleBank, to support organic growth, de novo branching and opportunistic acquisitions, should appropriate acquisition opportunities arise; the repayment of our debt; redemption or repurchase of our capital stock, including the preferred stock held by the Secretary of the Treasury, or the Treasury; and investments in activities which are permitted for bank holding companies or financial holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

        Our consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the five fiscal years ended December 31, 2011 and each of the six month periods ended June 30, 2012 and 2011 are as set forth in the following table.

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges and preferred dividends:
Including interest on deposits	3.96x	2.28x	2.60x	2.09x	1.45x	1.47x	1.50x
Excluding interest on deposits	15.11x	5.63x	7.93x	5.79x	2.71x	3.56x	4.05x

        For purposes of calculating the ratio of earnings to fixed charges and preferred dividends (pre-tax), earnings are the sum of:

  •
  net income before taxes; and

  •
  fixed charges.

        For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, fixed charges are the sum of:

  •
  interest expenses, including interest on deposits, and, in the second alternative shown above, excluding interest on deposits; and

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  that portion of net rental expense deemed to be the equivalent to interest on long-term debt.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of our common stock, preferred stock, warrants, depositary shares, debt securities and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and other offering material. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

        Under our articles of incorporation, as amended, we are authorized to issue up to 50,000,000 shares of common stock, $0.01 par value per share. As of September 30, 2012 there were 22,040,006 shares of common stock outstanding, and an aggregate of 1,116,033 shares of common stock are reserved for issuance upon the exercise of outstanding stock options and warrants to purchase shares of common stock.

        Our common stock is listed for trading on the Nasdaq Capital Market under the symbol "EGBN."

        Holders of common stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by our board of directors out of legally available funds, and, subject to the rights of any class of stock having preference to the common stock, to share ratably in any distribution of our assets after payment of all debts and other liabilities upon liquidation, dissolution or winding up. Shareholders do not have cumulative voting rights or preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to conversion or redemption.

        Our ability to pay dividends on the common stock is restricted by the provisions of the Senior Non-Cumulative Perpetual Preferred Stock, Series B, or Series B Preferred Stock, issued to the Treasury under the Small Business Lending Fund Program, or SBLF. Under the terms of the Series B Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Series B Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Series B Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach. As of the date hereof, we have not failed to declare and pay in a timely manner any dividend on the Series B Preferred Stock.

        Under the terms of the Series B Preferred Stock, we may only declare and pay a dividend on the common stock or other stock junior to the Series B Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of Eagle's Tier 1 Capital would be at least equal to the Tier 1 Dividend Threshold. The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance of the Series B Preferred Stock and ending on the tenth anniversary, by 10% for each one percent increase in qualified small business lending, or QSBL, over the baseline level.

        Restrictions on Ownership.    The Bank Holding Company Act of 1956, as amended, or BHC Act, generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of Eagle. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. Under the BHC Act, any existing bank holding company would require the prior approval of the Federal Reserve Board, before acquiring 5% or more of the voting stock of Eagle. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Eagle, would, under the circumstances set forth in the presumption, constitute acquisition of control of a bank holding company.

        Transfer Agent.    The Transfer Agent for the common stock is Computershare Shareholder Services, 250 Royall Street, Canton, Massachusetts 02021.

Selected Provisions of Our Articles of Incorporation and Maryland Law

        Consideration of Business Combinations.    Our articles of incorporation provide that where the board of directors evaluates any actual or proposed business combination, it shall consider the following factors: the effect of the business combination on the corporation and its subsidiaries, and their respective shareholders, employees, customers and the communities which they serve; the timing of the proposed business combination; the risk that the proposed business combination will not be consummated; the reputation, management capability and performance history of the person proposing the business combination; the current market price of the corporation's capital stock; the relation of the price offered to the current value of the corporation in a freely negotiated transaction and in relation to the directors' estimate of the future value of the corporation and its subsidiaries as an independent entity or entities; tax consequences of the business combination to the corporation and its shareholders; and such other factors deemed by the directors to be relevant. In such considerations, the board of directors may consider all or some of such factors as a whole and may or may not assign relative weights to any of them. The foregoing is not intended as a definitive list of factors to be considered by the board of directors in the discharge of their fiduciary responsibility to the corporation and its shareholders, but rather to guide such consideration and to provide specific authority for the consideration by the board of directors of factors which are not purely economic in nature in light of the circumstances of the corporation and its subsidiaries at the time of such proposed business combination.

        Amendment of the Articles of Incorporation.    In general, the articles of incorporation may be amended upon the vote of two-thirds of the outstanding shares of capital stock entitled to vote, the standard vote required under Maryland law. Unless the proposed amendment adversely affects the rights of the Series B Preferred Stock, the holders of Series B Preferred Stock will not have the right to vote on any amendment to the articles of incorporation.

        Restrictions on Business Combinations with Interested Shareholders.    Section 3-602 of the Maryland General Corporation Law, or the MGCL, as in effect on the date hereof, imposes conditions and restrictions on certain "business combinations" (including, among other transactions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns at least 10% of the corporation's stock (an "interested shareholder"). Unless approved in advance by the board of directors, or otherwise exempted by the statute, such a business combination is prohibited for a period of five years after the most recent date on which the interested shareholder became an interested shareholder. After such five-year period, a business combination with an interested shareholder must be: (a) recommended by the corporation's board of directors, and (b) approved by the affirmative vote of at least (i) 80% of the corporation's outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the interested shareholder with whom the business combination is to be effected, unless, among other things, the corporation's common shareholders receive a "fair price" (as defined by the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for his or her shares. The articles of incorporation and our bylaws do not include any provisions imposing any special approval requirements for a transaction with a major shareholder, and they do not opt out from the operation of Section 3-602.

        Control Share Acquisition Statute.    Under the MGCL's control share acquisition law, as in effect on the date hereof, voting rights of shares of stock of a Maryland corporation acquired by an acquiring person at ownership levels of 10%, 33 1/3% and 50% of the outstanding shares are denied unless conferred by a special shareholder vote of two-thirds of the outstanding shares held by persons other than the acquiring person and officers and directors of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation's charter or bylaws permit the acquisition of such shares prior to the acquiring person's acquisition thereof. Unless a corporation's charter or bylaws provide otherwise, the statute permits such corporation to redeem the acquired shares at "fair value" if the voting rights are not approved or if the acquiring person does not deliver a "control share acquisition statement" to the corporation on or before the tenth day after the control share acquisition. The acquiring person may call a shareholder's meeting to consider authorizing voting rights for control shares subject to meeting disclosure obligations and payment of costs set out in the statute. If voting rights are approved for more than 50% percent of the outstanding stock, objecting shareholders may have their shares appraised and repurchased by the corporation for cash. The articles of incorporation and bylaws of Eagle do not include any provisions restricting the voting ability of major shareholders, and do not opt out from the operation of the control share acquisition law.

 DESCRIPTION OF PREFERRED STOCK

        Under our articles of incorporation, as amended, we are authorized to issue up to 1,000,000 shares of preferred stock, $0.01 par value per share, of which 56,600 are designated as Series B Preferred Stock. Our board of directors may, from time to time, by action of a majority, issue shares of the authorized, undesignated preferred stock, in one or more classes or series. In connection with any such issuance, our board of directors may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions of such shares of preferred stock.

        Prior to the issuance of a new series of preferred stock, we will amend our articles of incorporation by filing articles supplementary, which will designate the number of shares of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  •
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  •
  the offering price;

  •
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

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  any redemption or sinking fund provisions;

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  the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class, or other security;

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  the voting rights, if any, of shares of such series;

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  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

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  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

  •
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  •
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock which may be issued is qualified by reference to the provisions of the applicable articles supplementary establishing the terms of such series.

        The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

        Series B Preferred Stock.    We currently have outstanding 56,600 shares of Series B Preferred Stock, all of which was issued to the Treasury under the SBLF on July 14, 2011. The Series B Preferred Stock has a liquidation amount of $1,000 per share, which would be paid to the holder of the Series B Preferred Stock upon liquidation, dissolution or winding up of Eagle, prior to any payment to the holders of common stock or any other security ranking junior to the Series B Preferred Stock. The Series B Preferred Stock is entitled to receive non-cumulative dividends on a quarterly basis. The annualized dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first ten quarters during which the Series B Preferred Stock is outstanding, based upon changes in the level of QSBL. The dividend rate for the first four dividend periods was one percent (1%). For the fifth through ninth calendar quarters, the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum, to reflect the amount of change if any, in EagleBank's level of qualified small business lending, or QSBL. If the level of EagleBank's qualified small business loans declines so that the percentage increase in QSBL as compared to the baseline level is less than ten percent (10%), then the dividend rate payable on the Series B Preferred Stock would increase. For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the increase in QSBL as compared to the baseline. After four and one half years from issuance, the dividend rate will increase to nine percent (9%).

        The Series B Preferred Stock may be redeemed at any time at our option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of our federal banking regulator.

        The Series B Preferred Stock is non-voting, except in limited circumstances. In the event that we miss five dividend payments, whether or not consecutive, the holder of the Series B Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on Eagle's board of directors. In the event that we miss six dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of the Series B Preferred Stock is at least $25,000,000, then the holder of the Series B Preferred Stock will have the right to designate two directors to Eagle's board of directors.

        The provisions of the Series B Preferred Stock restrict the payment of dividends on, or purchases of, the common stock, under certain circumstances. See "Description of Common Stock" for additional information.

DESCRIPTION OF WARRANTS

        We may issue warrants in one or more series to purchase common stock, preferred stock, depositary shares, or any combination of those securities. Warrants may be issued independently or together with the underlying securities, and may be attached to or separate from the underlying securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following descriptions outline some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of a series of warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

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  the title of the warrants;

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  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

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  the price or prices at which the warrants will be issued;

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  the aggregate number of warrants;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

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  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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  the maximum or minimum number of warrants which may be exercised at any time;

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  whether the warrants are to be issued in registered or bearer form;

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  whether the warrants are extendible and the period or periods of such extendibility;

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  the identity of any warrant agent; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

        Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

        If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

        The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock. The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares, and the terms of the underlying preferred stock.

DESCRIPTION OF DEBT SECURITIES

        The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

        We may issue debt securities from time to time in one or more series. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior debt indenture and subordinated debt indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

        The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

        We are a holding company and conduct substantially all of our operations though subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, EagleBank). In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of the Bank.

        The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

        The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

        We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

        The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

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  the title and form of the debt securities;

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  the ranking of the debt securities as compared to other debt;

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  the aggregate principal amount of the debt securities or the series of which they are a part;

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  the person or persons to whom any principal or interest on a debt security of the series will be paid;

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  the date or dates on which we must repay the principal;

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  the rate or rates at which the debt securities will bear interest;

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  the date or dates from which interest will accrue, and the dates on which we must pay interest;

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  the place or places where we must pay the principal and any premium or interest on the debt securities;

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  the terms and conditions on which the debt securities may be convertible into other securities;

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  whether the debt securities are entitled to the benefit of any sinking fund;

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  the identity of the trustee;

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  the terms and conditions on which we may redeem any debt security, if at all;

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  any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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  the denominations in which we may issue the debt securities;

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  the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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  the currency in which we will pay the principal of and any premium or interest on the debt securities;

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  the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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  the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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  whether the debt securities are defeasible and the terms of such defeasance; and

  •
  any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

        The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable unit agreement, including any definitions of terms used therein. Your rights will be defined by the terms of any applicable unit agreement, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular unit described in the applicable prospectus supplement or supplements.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

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  to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;

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  directly to one or more purchasers in negotiated purchases or in competitively bid transactions;

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  through designated agents;

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  directly to holders of warrants exercisable for our securities upon the exercise of warrants; or

  •
  through a combination of any of these methods of sale.

        Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

  •
  the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

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  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and

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  any delayed delivery arrangements.

        The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on NASDAQ. We may elect to list any series of preferred stock or other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL MATTERS

        Except as otherwise provided in any prospectus supplement, the validity of the securities offered hereby will be passed upon for us by BuckleySandler LLP, Washington, DC. Attorneys at BuckleySandler LLP who have been involved in such matters own an aggregate of approximately 6,226 shares of our common stock.

EXPERTS

        The consolidated financial statements of Eagle and the report on the effectiveness of Eagle's internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, have been so incorporated in reliance on the reports of Stegman & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$70,000,000

5.75% Subordinated Notes
due September 1, 2024

PROSPECTUS SUPPLEMENT
(To the Prospectus dated October 5, 2012)

July 31, 2014